                                    EXHIBIT 2

                      PLAN OF CONVERSION AND REORGANIZATION
                                       OF
                            ALPENA BANCSHARES, M.H.C.


                                           TABLE OF CONTENTS


1.    INTRODUCTION...................................................................................1
2.    DEFINITIONS....................................................................................2
3.    PROCEDURES FOR CONVERSION......................................................................7
4.    HOLDING COMPANY APPLICATIONS AND APPROVALS.....................................................10
5.    SALE OF SUBSCRIPTION SHARES....................................................................10
6.    PURCHASE PRICE AND NUMBER OF SUBSCRIPTION SHARES...............................................11
7.    RETENTION OF CONVERSION PROCEEDS BY THE HOLDING COMPANY........................................11
8.    SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)...............................12
9.    SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY)........................................12
10.   SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD PRIORITY)..................13
11.   SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY).........................................13
12.   COMMUNITY OFFERING.............................................................................14
13.   SYNDICATED COMMUNITY OFFERING..................................................................14
14.   LIMITATION ON PURCHASES........................................................................15
15.   PAYMENT FOR SUBSCRIPTION SHARES................................................................16
16.   MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS...................................17
17.   UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT................................18
18.   RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES..............................................19
19.   ESTABLISHMENT OF LIQUIDATION ACCOUNT...........................................................19
20.   ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION.............................................20
21.   VOTING RIGHTS OF STOCKHOLDERS..................................................................21
22.   RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION...............................................21
23.   REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION............22
24.   TRANSFER OF DEPOSIT ACCOUNTS...................................................................22
25.   REGISTRATION AND MARKETING.....................................................................23
26.   TAX RULINGS OR OPINIONS........................................................................23
27.   STOCK BENEFIT PLANS AND EMPLOYMENT AGREEMENTS..................................................23
28.   RESTRICTIONS ON ACQUISITION OF BANK AND HOLDING COMPANY........................................24
29.   PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK...................................................25
30.   ARTICLES OF INCORPORATION AND BYLAWS...........................................................25
31.   CONSUMMATION OF CONVERSION AND EFFECTIVE DATE..................................................25
32.   EXPENSES OF CONVERSION.........................................................................26
33.   AMENDMENT OR TERMINATION OF PLAN...............................................................26
34.   CONDITIONS TO CONVERSION.......................................................................26
35.   INTERPRETATION.................................................................................26


                                                  (i)

EXHIBIT A       AGREEMENT OF MERGER BETWEEN ALPENA BANCSHARES, INC. AND
                FIRST FEDERAL OF NORTHERN MICHIGAN

EXHIBIT B       AGREEMENT OF MERGER BETWEEN ALPENA BANCSHARES, M.H.C. AND
                FIRST FEDERAL OF NORTHERN MICHIGAN

EXHIBIT C       AGREEMENT OF MERGER BETWEEN FIRST FEDERAL OF NORTHERN MICHIGAN
                AND ALPENA INTERIM SAVINGS BANK III

EXHIBIT D       ARTICLES OF INCORPORATION OF THE HOLDING COMPANY

EXHIBIT E       BYLAWS OF THE HOLDING COMPANY




                                      (ii)

                    PLAN OF CONVERSION AND REORGANIZATION OF
                            ALPENA BANCSHARES, M.H.C.


1.      INTRODUCTION

        This Plan of Conversion and Reorganization (the "Plan") provides for the conversion of Alpena Bancshares, M.H.C., a federal mutual holding company (the "Mutual Holding Company"), into the capital stock form of organization. The Mutual Holding Company currently owns a majority of the common stock of Alpena Bancshares, Inc., a federal stock corporation (the "Mid-Tier Holding Company") which owns 100% of the common stock of First Federal of Northern Michigan (the "Bank"), a federal stock savings bank headquartered in Alpena, Michigan. A new Maryland stock holding company (the "Holding Company") will be established as part of the Conversion and will succeed to all the rights and obligations of the Mutual Holding Company and the Mid-Tier Holding Company and issue Holding Company Common Stock in the Conversion. The purpose of the Conversion is to convert the Mutual Holding Company to the capital stock form of organization which will provide the Bank and the Holding Company with additional capital to grow and to respond to changing regulatory and market conditions, and with greater flexibility to effect corporate transactions, including mergers, acquisitions and branch expansions. The Holding Company Common Stock will be offered in the Offering upon the terms and conditions set forth herein. The subscription rights granted to Participants in the Subscription Offering are set forth in Sections 8 through 11 hereof. All sales of Holding Company Common Stock in the Community Offering or the Syndicated Community Offering will be at the sole discretion of the Board of Directors of the Bank and the Holding Company. As part of the Conversion and the Exchange Offering, each Minority Stockholder will receive Holding Company Common Stock in exchange for Minority Shares. The Conversion will have no impact on depositors, borrowers or customers of the Bank. After the Conversion, the Bank's insured deposits will continue to be insured by the FDIC to the extent provided by applicable law.

        As part of the Conversion and consistent with its ongoing commitment to remain an independent community-oriented savings bank, the Bank and/or the Holding Company intend to establish the Foundation as a charitable foundation. The Foundation is intended to complement the Bank's existing community reinvestment and charitable activities in a manner that will allow the community to share in the growth and success of the Bank over the long term. Accordingly, concurrently with the completion of the Conversion and Offering, the Holding Company intends to contribute to the Foundation (i) cash in an amount equal to 2% of the shares of Holding Company Common Stock issued to purchasers in the Offering, PROVIDED the cash contribution does not exceed $375,000, and (ii) Holding Company Common Stock equal to 2% of the shares of Holding Company Common Stock issued to purchasers in the Offering, PROVIDED the common stock contribution does not exceed 37,500 shares. In no event will the value of the total contribution to the Foundation exceed 8% of the gross proceeds of the Offering.

        This Plan has been adopted by the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank. This Plan also must be approved by (i) a majority of the total number of outstanding votes entitled to be cast by Voting Members of the Mutual Holding Company at a Special Meeting of Members to be called for that purpose, and (ii) at least two-thirds of the outstanding common stock of the Mid-Tier Holding Company at a Special

Meeting of Stockholders to be called for that purpose, including at least a majority of the outstanding shares owned by Minority Stockholders. The OTS must approve this Plan before it is presented to Voting Members and stockholders of the Mid-Tier Holding Company for their approval.

2.      DEFINITIONS

        For the purposes of this Plan, the following terms have the following meanings:

        ACCOUNT HOLDER - Any Person holding a Deposit Account in the Bank.

        ACTING IN CONCERT - The term Acting in Concert means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

        AFFILIATE - Any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another Person.

        APPRAISED VALUE RANGE - The range of the estimated consolidated pro forma market value of the Holding Company, which shall also be equal to the estimated pro forma market value of the total number of shares of Conversion Stock to be issued in the Conversion, as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter. The maximum and minimum of the Appraised Value Range may vary as much as 15% above and 15% below, respectively, the midpoint of the Appraised Value Range.

        ASSOCIATE - The term Associate when used to indicate a relationship with any person, means (i) any corporation or organization (other than the Mid-Tier Holding Company, the Bank or a majority-owned subsidiary of the Bank) if the person is a senior officer or partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization, (ii) any trust or other estate, if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate except that for the purposes of this Plan relating to subscriptions in the Offering and the sale of Subscription Shares following the Conversion, a person who has a substantial beneficial interest in any Non-Tax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan, or who is a trustee or fiduciary of such plan, is not an associate of such plan, and except that, for purposes of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan, and (iii) any person who is related by blood or marriage to such person and (A) who lives in the same home as such person or (B) who is a Director or Officer of the Mid-Tier Holding Company, the Bank or the Holding Company, or any of its parents or subsidiaries.

        BANK - First Federal of Northern Michigan, Alpena, Michigan.

        BANK MERGER - The merger of Interim with the Bank as set forth in this Plan.

        CODE - The Internal Revenue Code of 1986, as amended.

        COMMUNITY - The Michigan counties of Alpena, Alcona, Antrim, Charlevoix, Cheboygan, Crawford, Emmet, Iosco, Kalkaska, Montmorency, Ogemaw, Oscoda, Otsego and Presque Isle.

        COMMUNITY OFFERING - The offering for sale to certain members of the general public directly by the Holding Company of shares not subscribed for in the Subscription Offering.

        CONTROL - (including the terms "controlling," "controlled by," and "under common control with") means the director or indirect power to direct or exercise a controlling influence over the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise as described in 12 C.F.R. Part 574.

        CONVERSION - The conversion and reorganization of the Mutual Holding Company to stock form pursuant to this Plan, and all steps incident or necessary thereto, including the Offering and the Exchange Offering.

        CONVERSION STOCK - The Subscription Shares and the Exchange Shares and any shares of Holding Company Common Stock issued to the Foundation.

        DEPOSIT ACCOUNT - Any withdrawable account, including, without limitation, savings, time, demand, NOW accounts, money market, certificate and passbook accounts.

        DIRECTOR - A member of the Board of Directors of the Bank, the Mid-Tier Holding Company, the Holding Company or the Mutual Holding Company, as appropriate in the context.

        ELIGIBLE ACCOUNT HOLDER - Any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining subscription rights and establishing subaccount balances in the Liquidation Account.

        ELIGIBILITY RECORD DATE - The date for determining Eligible Account Holders of the Bank, which is October 31, 2003.

        EMPLOYEES - All Persons who are employed by the Bank, the Mid-Tier Holding Company or the Mutual Holding Company.

        EMPLOYEE PLANS - Any one or more Tax-Qualified Employee Stock Benefit Plans of the Bank or the Holding Company, including any ESOP and 401(k) Plan.

        ESOP - The Bank's Employee Stock Ownership Plan and related trust.

        EXCHANGE OFFERING - The offering of Holding Company Common Stock to Minority Stockholders in exchange for Minority Shares.

        EXCHANGE RATIO - The rate at which shares of Common Stock are exchanged for Minority Shares upon consummation of the Conversion. The Exchange Ratio shall be determined as of the closing of the Conversion and shall be the rate that will result in the Minority Stockholders owning in the aggregate the same percentage of the outstanding shares of Holding Company Common Stock immediately upon completion of the Conversion as the percentage of Mid-Tier Holding Company common stock owned by them in the aggregate immediately prior to the consummation of the Conversion, before giving effect to any Holding Company Common Stock issued to the Foundation.

        EXCHANGE SHARES - The shares of Holding Company Common Stock issued to Minority Stockholders in the Exchange Offering.

        FDIC - The Federal Deposit Insurance Corporation.

        FOUNDATION: Any charitable foundation intended to qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code that will receive Common Stock and/or cash in connection with the Conversion.

        HOLDING COMPANY - The Maryland corporation formed for the purpose of acquiring all of the shares of capital stock of the Bank in connection with the Conversion. Shares of Holding Company Common Stock will be issued in the Conversion to Participants and others in the Conversion.

        HOLDING COMPANY COMMON STOCK - The common stock, par value $0.01 per share, of the Holding Company.

        INDEPENDENT APPRAISER - The appraiser retained by the Mutual Holding Company and the Bank to prepare an appraisal of the pro forma market value of the Conversion Stock.

        INTERIM - Alpena Interim Savings Bank III, the interim federal savings bank subsidiary of the Holding Company established to effect the Conversion.

        LIQUIDATION ACCOUNT - The interest in the Bank received by Eligible Account Holders and Supplemental Account Holders in exchange for their interest in the Mutual Holding Company in connection with the Conversion.

        MAJORITY OWNERSHIP INTEREST - The percentage of common stock of the Mid-Tier Holding Company owned by the Mutual Holding Company immediately prior to the completion of the Conversion.

        MEMBER - Any Person or entity who qualifies as a member of the Mutual Holding Company pursuant to is charter and bylaws.

        MHC MERGER - The conversion of the Mutual Holding Company into an interim stock savings bank and subsequent merger with and into the Bank, which shall occur immediately prior to completion of the Conversion, as set forth in this Plan.

        MID-TIER HOLDING COMPANY - Alpena Bancshares, Inc., the federal corporation that owns 100% of the Bank's Common Stock and any successor thereto.

        MID-TIER MERGER - The conversion of the Mid-Tier Holding Company into an interim stock savings bank and subsequent merger with and into the Bank, which shall occur immediately prior to completion of the Conversion, as set forth in this Plan.

        MINORITY SHARES - Any outstanding common stock of the Mid-Tier Holding Company, or shares of common stock of the Mid-Tier Holding Company issuable upon the exercise of options or grant of stock awards, owned by persons other than the Mutual Holding Company.

        MINORITY OWNERSHIP INTEREST - The percentage of the Mid-Tier Holding Company's common stock held by stockholders other than the Mutual Holding Company immediately prior to the completion of the Conversion.

        MINORITY STOCKHOLDER - Any owner of Minority Shares.

        MUTUAL HOLDING COMPANY - Alpena Bancshares, M.H.C., the mutual holding company of the Mid-Tier Holding Company.

        OFFERING - The offering and issuance, pursuant to this Plan, of Holding Company Common Stock in a Subscription Offering, Community Offering or Syndicated Community Offering, as the case may be. The term "Offering" does not include Holding Company Common Stock issued in the Exchange Offering or Holding Company Common Stock issued to the Foundation.

        OFFERING RANGE - The range of the number of shares of Holding Company Stock offered for sale in the Offering multiplied by the Subscription Price. The Offering Range shall be equal to the Appraised Value Range multiplied by the Majority Ownership Interest, divided by the Subscription Price.

        OFFICER - An executive officer of the Bank, the Mid-Tier Holding Company, the Holding Company or the Mutual Holding Company as appropriate in the context, which includes the Chief Executive Officer, President, Senior Vice Presidents, Executive Vice President in charge of principal business functions, Secretary and Controller and any Person performing functions similar to those performed by the foregoing persons.

        ORDER FORM - Any form (together with any cover letter and acknowledgments) sent to any Participant or Person containing among other things a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding subscriptions for Subscription Shares.

        OTHER MEMBER - Any person holding a Deposit Account on the Voting Record Date who is not an Eligible Account Holder or Supplemental Eligible Account Holder, or any borrower who qualifies as a Voting Member.

        OTS - The Office of Thrift Supervision, a division of the United States Department of Treasury.

        PARTICIPANT - Any Eligible Account Holder, Employee Plan, Supplemental Eligible Account Holder, or Other Member.

        PERSON - An individual, a corporation, a partnership, an association, a joint-stock company, a limited liability company, a trust, an unincorporated organization, or a government or political subdivision of a government.

        PLAN - This Plan of Conversion and Reorganization of the Mutual Holding Company as it exists on the date hereof and as it may hereafter be amended in accordance with its terms.

        PROSPECTUS - The one or more documents used in offering the Conversion Stock.

        QUALIFYING DEPOSIT - The aggregate balance of all Deposit Accounts in the Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

        RESIDENT - Any Person who occupies a dwelling within the Community, has a present intent to remain within the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. To the extent the person is a corporation or other business entity, the principal place of business or headquarters shall be in the Community. To the extent a person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. The Mutual Holding Company and the Bank may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Mutual Holding Company and the Bank. A Participant must be a "Resident" for purposes of determining whether such person "resides" in the Community as such term is used in this Plan.

        SEC - The Securities and Exchange Commission.

        SPECIAL MEETING OF MEMBERS - The special meeting of Voting Members and any adjournments thereof held to consider and vote upon this Plan.

        SPECIAL MEETING OF STOCKHOLDERS - The special meeting of stockholders of the Mid-Tier Holding Company and any adjournments thereof held to consider and vote upon this Plan.

        SUBSCRIPTION OFFERING - The offering of Subscription Shares to Participants.

        SUBSCRIPTION PRICE - The price per Subscription Share to be paid by Participants and others in the Offering. The Subscription Price will be determined by the Board of Directors of the Holding Company and fixed prior to the commencement of the Subscription Offering.

        SUBSCRIPTION SHARES - Shares of Holding Company Common Stock offered for sale in the Offering. Subscription Shares do not include shares of Holding Company Common Stock issued in exchange for Minority Shares in the Exchange Offering.

        SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER - Any Person, other than Directors and Officers of the Bank and the Mid-Tier Holding Company and their Associates, holding a Qualifying Deposit on the Supplemental Eligibility Record Date, who is not an Eligible Account Holder.

        SUPPLEMENTAL ELIGIBILITY RECORD DATE - The date for determining Supplemental Eligible Account Holders, which shall be the last day of the calendar quarter preceding OTS approval of the application for conversion.

        SYNDICATED COMMUNITY OFFERING - The offering of Subscription Shares, at the sole discretion of the Holding Company, following the Subscription and Community Offerings through a syndicate of broker-dealers.

        TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN - Any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code. The Bank may make scheduled discretionary contributions to a tax-qualified employee stock benefit plan, PROVIDED such contributions do not cause the Bank to fail to meet its regulatory capital requirements. A "Non-Tax-Qualified Employee Stock Benefit Plan" is any defined benefit plan or defined contribution plan which is not so qualified.

        VOTING MEMBER - Any Person who at the close of business on the Voting Record Date is entitled to vote as a Member of the Mutual Holding Company pursuant to its charter and bylaws.

        VOTING RECORD DATE - The date fixed by the Directors for determining eligibility to vote at the Special Meeting of Members and/or the Special Meeting of Stockholders.

        3.      PROCEDURES FOR CONVERSION

                1. After approval of the Plan by the Boards of Directors of the Bank, the Mid-Tier Holding Company and the Mutual Holding Company, the Plan together with all other requisite material shall be submitted to the OTS for approval. Notice of the adoption of the Plan by the Board of Directors of the Bank and the Board of Directors of the Mutual Holding Company and the submission of the Plan to the OTS for approval will be published in a newspaper having general circulation in each community in which an office of the Bank is located, and copies of the Plan will be made available at each office of the Bank for inspection by depositors. The Mutual Holding Company also will publish a notice of the filing with the OTS of an application to convert in accordance with the provisions of the Plan.

                2. Promptly following approval by the OTS, the Plan will be submitted to a vote of (i) the Voting Members at the Special Meeting of Members, and (ii) the Stockholders of the Mid-Tier Holding Company at the Special Meeting of Stockholders. The Mutual Holding Company will mail to all Voting Members, at their last known address appearing on the records of the Bank, a proxy statement in either long or summary form describing the Plan, which will be submitted to a vote of Voting Members at the Special Meeting of Members. The Holding Company also will mail to all Participants either a Prospectus and Order Form for the purchase of Subscription Shares or a letter informing them of their right to receive a Prospectus and Order Form and a postage prepaid card to request such materials, subject to other provisions of this Plan. In addition, all Participants will receive, or be given the opportunity to request by either returning a postage prepaid card which will be distributed with the proxy statement or by letter addressed to the Bank's Secretary, a copy of the Plan as well as the articles of incorporation or bylaws of the Holding Company. Upon approval of the Plan by at least (i) a majority of the total number of votes entitled to be cast by Voting Members, (ii) two-thirds of the outstanding common stock of the Mid-Tier Holding Company, and (iii) a majority vote of the outstanding shares owned by Minority Stockholders, the Mutual Holding Company, the Holding Company and the Bank will take all other necessary steps pursuant to applicable laws and regulations to consummate the Conversion and Offering. The Conversion must be completed within 24 months of the approval of the Plan by Voting Members, unless a longer time period is permitted by governing laws and regulations.

                3. The Conversion will be effected as follows, or in any other manner that is consistent with the purposes of this Plan and applicable laws and regulations, including a merger of the Mutual Holding Company into the Mid-Tier Holding Company followed immediately by the Offering. The choice of which method to use to effect the Conversion will be made by the Board of Directors of the Mutual Holding Company immediately prior to the closing of the Conversion. Each of the steps set forth below shall be deemed to occur in such order as is necessary to consummate the Conversion pursuant to the Plan, the intent of the Board of Directors of the Mutual Holding Company and the Board of Directors of the Bank, and applicable federal and state regulations and policy. Approval of the Plan by Voting Members and stockholders of the Mid-Tier Holding Company also shall constitute approval of each of the transactions necessary to implement the Plan.

                        (a) The Bank will establish the Holding Company as a first-tier Maryland-chartered stock holding company subsidiary.

                        (b)     The Holding Company will charter Interim.

                        (c) The Mid-Tier Holding Company will convert to an interim stock savings bank and merge with and into the Bank (the "Mid-Tier Merger") with the Bank as the resulting entity pursuant to the Agreement of Merger attached hereto as Exhibit A between the Mid-Tier Holding Company and the Bank, whereby the Mutual Holding Company will receive, and Minority Stockholders will constructively receive, shares of Bank common stock in exchange for their Mid-Tier Holding Company common stock.

                        (d) Immediately after the Mid-Tier Merger, the Mutual Holding Company will convert to an interim stock savings bank and will merge with and into the Bank (the "MHC Merger") pursuant to the Agreement of Merger attached hereto as Exhibit B between the Mutual Holding Company and the Bank, whereby the shares of Bank common stock held by the Mutual Holding Company will be canceled and each Eligible Account Holder and Supplemental Eligible Account Holder will receive an interest in a Liquidation Account of the Bank in exchange for such person's interest in the Mutual Holding Company.

                        (e) Immediately after the MHC Merger and the Mid-Tier Merger, Interim will merge with and into the Bank with the Bank as the surviving entity (the "Bank Merger") pursuant to the Agreement of Merger between the Bank and Interim attached hereto as Exhibit C, whereby the Bank will become the subsidiary of the Holding Company. Constructive shareholders of the Bank (i.e., Minority Stockholders immediately prior to the Conversion) will exchange the shares of Bank common stock that they constructively received in the Mid-Tier Merger for Holding Company Common Stock.

                        (f) Immediately after the Bank Merger, the Holding Company will sell the Subscription Shares in the Offering.

                4. As part of the Conversion, each of the Minority Shares shall automatically, without further action of the holder thereof, be converted into and become the right to receive Holding Company Common Stock based upon the Exchange Ratio. The basis for exchange of Minority Shares for Holding Company Common Stock shall be fair and reasonable. Options to purchase shares of Mid-Tier Holding Company common stock which are outstanding immediately prior to the consummation of the Conversion shall be converted into options to purchase shares of Holding Company Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged.

                5. The Holding Company shall register the Conversion Stock with the SEC and any appropriate state securities authorities. In addition, the Mid-Tier Holding Company shall prepare preliminary proxy materials as well as other applications and information for review by the SEC in connection with the solicitation of stockholder approval of the Plan.

                6. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the Mid-Tier Holding Company shall be automatically transferred to and vested in the Holding Company by virtue of the Conversion without any deed or other document of transfer. The Holding Company, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Mid-Tier Holding Company. The Holding Company shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Mid-Tier Holding Company immediately prior to the Conversion, including liabilities for all debts, obligations and contracts of the Mid-Tier Holding Company, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of the Mid-Tier Holding Company.

                7. The Articles of Incorporation of the Holding Company shall read in the form of Exhibit D.

                8. The home office and branch offices of the Bank shall be unaffected by the Conversion. The executive offices of the Holding Company shall be located at the current offices of the Mutual Holding Company and Mid-Tier Holding Company.

        4.      HOLDING COMPANY APPLICATIONS AND APPROVALS

        The Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company, the Holding Company and the Bank will take all necessary steps to convert the Mutual Holding Company to stock form, form the Holding Company and complete the Offering. The Holding Company shall make timely applications to the OTS and filings with the SEC for any requisite regulatory approvals to complete the Conversion.

        5.      SALE OF SUBSCRIPTION SHARES

        The Subscription Shares will be offered simultaneously in the Subscription Offering to the Participants in the respective priorities set forth in this Plan. The Subscription Offering may begin as early as the mailing of the Proxy Statement for the Special Meeting of Members. The Holding Company Common Stock will not be insured by the FDIC. The Bank will not extend credit to any Person to purchase shares of Holding Company Common Stock.

        Any shares of Holding Company Common Stock for which subscriptions have not been received in the Subscription Offering may be issued in the Community Offering, subject to the terms and conditions of this Plan. The Subscription Offering may begin prior to the Special Meeting of Members and, in that event, the Community Offering also may begin prior to the Special Meeting of Members. The offer and sale of Holding Company Common Stock prior to the Special Meeting of Members, however, is subject to the approval of the Plan by Voting Members and stockholders of the Mid-Tier Holding Company.

        If feasible, any shares of Holding Company Common Stock remaining after the Subscription Offering, and the Community Offering should one be conducted, will be sold in a Syndicated Community Offering or in any manner that will achieve the widest distribution of the Holding Company Common Stock. The Syndicated Community may be conducted in addition to, or instead of, a Community Offering. The issuance of Holding Company Common Stock in any Subscription Offering and any Community Offering will be consummated simultaneously on the date the sale of Holding Company Common Stock in the Syndicated Community Offering is consummated and only if the required minimum number of shares of Holding Company Common Stock has been issued.

        6.      PURCHASE PRICE AND NUMBER OF SUBSCRIPTION SHARES

        The total number of shares (or a range thereof) of Conversion Stock to be offered in the Conversion will be determined jointly by the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Holding Company immediately prior to the commencement of the Subscription and Community Offerings, and will be based on the Appraised Value Range and the Subscription Price. The Offering Range will be equal to the Appraised Value Range multiplied by the Majority Ownership Percentage. The estimated pro forma consolidated market value of the Holding Company will be subject to adjustment within the Appraised Value Range if necessitated by market or financial conditions, with the receipt of any required approvals of the OTS, and the maximum of the Appraised Value Range may be increased by up to 15% subsequent to the commencement of the Subscription Offering to reflect changes in market and financial conditions or demand for the shares. The number of shares of Conversion Stock issued in the Conversion will be equal to the estimated pro forma consolidated market value of the Holding Company, as may be amended, divided by the Subscription Price, and the number of Subscription Shares issued in the Offering will be equal to the product of (i) the estimated pro forma consolidated market value of the Holding Company, as may be amended, divided by the Subscription Price, and (ii) the Majority Ownership Interest.

        In the event that the Subscription Price multiplied by the number of shares of Conversion Stock to be issued in the Conversion is below the minimum of the Appraised Value Range, or materially above the maximum of the Appraised Value Range, a resolicitation of purchasers may be required, PROVIDED that up to a 15% increase above the maximum of the Appraised Value Range will not be deemed material so as to require a resolicitation. Any such resolicitation shall be effected in such manner and within such time as the Bank and the Mutual Holding Company shall establish, if all required regulatory approvals are obtained.

        Notwithstanding the foregoing, shares of Conversion Stock will not be issued unless, prior to the consummation of the Conversion, the Independent Appraiser confirms to the Bank, the Mutual Holding Company, the Holding Company, and the OTS, that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the number of shares of Conversion Stock issued in the Conversion multiplied by the Subscription Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company. If such confirmation is not received, the Holding Company may cancel the Offering, extend the Conversion and establish a new Subscription Price and/or Appraised Value Range, extend, reopen or hold a new Offering, or take such other action as the OTS may permit.

        The Holding Company Common Stock to be issued in the Conversion shall be fully paid and nonassessable.

        7.      RETENTION OF CONVERSION PROCEEDS BY THE HOLDING COMPANY

        The Holding Company may retain up to 50% of the net proceeds of the Offering. The Holding Company believes that the Offering proceeds will provide economic strength to the Holding Company and the Bank for the future in a highly competitive and regulated financial services environment and would facilitate the continued expansion through acquisitions of financial service organizations, continued diversification into other related businesses and for other business and investment purposes, including the possible payment of dividends and possible future repurchases of the Holding Company Common Stock as permitted by applicable federal and state regulations and policy.

        8.      SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)

                1. Each Eligible Account Holder shall have nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of $150,000 of Holding Company Common Stock, 0.10% of the total number of shares of Holding Company Common Stock issued in the Offering, or fifteen times the product (rounded down to the next whole number) obtained by multiplying the number of Subscription Shares offered in the Offering by a fraction of which the numerator is the amount of the Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the provisions of Section 14.

                2. In the event that Eligible Account Holders exercise subscription rights for a number of Subscription Shares in excess of the total number of such shares eligible for subscription, the Subscription Shares shall be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which such Eligible Account Holder has subscribed. Any remaining shares will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated.

                3. Subscription rights as Eligible Account Holders received by Directors and Officers and their Associates that are based on deposits made by such persons during the 12 months preceding the Eligibility Record Date shall be subordinated to the subscription rights of all other Eligible Account Holders.

        9.      SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY)

        The Employee Plans of the Holding Company and the Bank shall have subscription rights to purchase in the aggregate up to 10% of the Subscription Shares issued in the Offering, including any Subscription Shares to be issued as a result of an increase in the maximum of the Offering Range after commencement of the Subscription Offering and prior to completion of the Conversion. Consistent with applicable laws and regulations and practices and policies, the Employee Plans may use funds contributed by the Holding Company or the Bank and/or borrowed from an independent financial institution to exercise such subscription rights, and the

Holding Company and the Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Bank to fail to meet any applicable regulatory capital requirements. The Employee Plans shall not be deemed to be Associates or Affiliates of or Persons Acting in Concert with any Director or Officer of the Holding Company or the Bank. Alternatively, if permitted by the OTS, the Employee Plans may purchase all or a portion of such shares in the open market.

        10. SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD PRIORITY)

                1. Each Supplemental Eligible Account Holder shall have nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of $150,000 of Holding Company Common Stock, 0.10% of the total number of shares of Holding Company Common Stock issued in the Offering, or fifteen times the product (rounded down to the next whole number) obtained by multiplying the number of Subscription Shares offered in the Offering by a fraction of which the numerator is the amount of the Supplemental Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the availability of sufficient shares after filling in full all subscription orders of the Eligible Account Holders and Employee Plans and to the purchase limitations specified in Section 14.

                2. In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of Subscription Shares in excess of the total number of such shares eligible for subscription, the Subscription Shares shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each such subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which each such Supplemental Eligible Account Holder has subscribed. Any remaining shares will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each such Supplemental Eligible Account Holder bears to the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated.

        11.     SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY)

                1. Each Other Member shall have nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of $150,000 of Holding Company Common Stock or 0.10% of the total number of shares of Holding Company Common Stock issued in the Offering, subject to the availability of sufficient shares after filling in full all subscription orders of Eligible Account Holders, Employee Plans and Supplemental Eligible Account Holders and to the purchase limitations specified in Section 14.

                2. In the event that such Other Members subscribe for a number of Subscription Shares which, when added to the Subscription Shares subscribed for by the Eligible Account Holders, Employee Plans and Supplemental Eligible Account Holders, is in excess of the total number of Subscription Shares to be issued, the available shares will be allocated to Other Members so as to permit each such subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which each such Other Member has subscribed. Any remaining shares will be allocated among the subscribing Other Members whose subscriptions remain unsatisfied in the proportion that the amount of the subscription of each such Other Member bears to the total amount of the subscriptions of all Other Members whose subscriptions remain unsatisfied.

        12.     COMMUNITY OFFERING

        If subscriptions are not received for all Subscription Shares offered for sale in the Subscription Offering, shares for which subscriptions have not been received may be issued for sale in the Community Offering through a direct community marketing program which may use a broker, dealer, consultant or investment banking firm experienced and expert in the sale of savings institutions securities. Such entities may be compensated on a fixed fee basis or on a commission basis, or a combination thereof. In the event orders for Holding Company Common Stock in the Community Offering exceed the number of shares available for sale, shares may be allocated (to the extent shares remain available) first to cover orders of natural persons residing in the Community, next to cover orders of Minority Stockholders as of the Voting Record Date, and thereafter to cover orders of other members of the general public. In the event orders for Holding Company Common Stock exceed the number of shares available for sale in a category pursuant to the distribution priorities described above, shares will be allocated within the category so that each member of that category will receive 100 shares and thereafter on an equal number of shares basis per order. The Holding Company shall use its best efforts consistent with this Plan to distribute Holding Company Common Stock sold in the Community Offering in such a manner as to promote the widest distribution practicable of such stock. The Holding Company reserves the right to reject any or all orders, in whole or in part, which are received in the Community Offering. Any Person may purchase up to $150,000 of Holding Company Common Stock in the Community Offering, subject to the purchase limitations specified in Section 14.

        13.     SYNDICATED COMMUNITY OFFERING

        If feasible, the Board of Directors may determine to offer Subscription Shares not issued in the Subscription Offering or the Community Offering in a Syndicated Community, subject to such terms, conditions and procedures as may be determined by the Holding Company, in a manner that will achieve the widest distribution of Holding Company Common Stock, subject to the right of the Holding Company to accept or reject in whole or in part any subscriptions in the Syndicated Community Offering. In the Syndicated Community Offering, any Person may purchase up to $150,000 of Holding Company Common Stock, subject to the purchase limitations specified in Section 14.

        Provided that the Subscription Offering has begun, the Holding Company may begin the Syndicated Community Offering at any time, PROVIDED that the completion of the offer and sale of Holding Company Common Stock will be conditioned upon the approval of the Plan by Voting Members and Stockholders. If the Syndicated Community Offering does not begin pursuant to the provisions of the preceding sentence, such offering will begin as soon as practicable following the date upon which the Subscription and Community Offerings terminate.

        If for any reason a Syndicated Community Offering of shares of Holding Company Common Stock not sold in the Subscription and Community Offerings cannot be effected, or in the event that any insignificant residue of shares of Holding Company Common Stock is not sold in the Subscription and Community Offerings or in the Syndicated Community Offering, if possible the Holding Company will make other arrangements for the disposition of unsubscribed shares so that the aggregate shares sold equal at least the minimum of the Offering Range. Such other purchase arrangements will be subject to receipt of any required approval of the OTS.

        14.     LIMITATION ON PURCHASES

        The following limitations shall apply to all purchases and issuances of shares of Conversion Stock:

                1. The maximum number of shares of Holding Company Common Stock which may be subscribed for or purchased in all categories in the Offering by any Person or Participant together with any Associate or group of Persons Acting in Concert, shall not exceed $250,000 of Holding Company Common Stock, except that the Employee Plans may subscribe for up to 10% of the Holding Company Common Stock issued in the Offering (including shares issued in the event of an increase in the maximum of the Offering Range of 15%).

                2. The maximum number of shares of Holding Company Common Stock which may be issued to or purchased in all categories of the Offering by Officers and Directors and their Associates in the aggregate, when combined with Exchange Shares received by such persons, shall not exceed 30% of the shares of Holding Company Common Stock issued in the Conversion.

                3. A minimum of 25 shares of Holding Company Common Stock must be purchased by each Person purchasing shares in the Offering to the extent those shares are available; PROVIDED, HOWEVER, that in the event the minimum number of shares of Holding Company Common Stock purchased times the price per share exceeds $500, then such minimum purchase requirement shall be reduced to such number of shares which when multiplied by the price per share shall not exceed $500, as determined by the Board.

                4. The maximum number of shares of Holding Company Common Stock that may be subscribed for or purchased in the Offering by any Person or Participant together with any Associate or group of Persons Acting in Concert, combined with Exchange Shares received by any such Person or Participant together with any Associate or group of Persons Acting in Concert, shall not exceed 5.0% of the shares of Holding Company Common Stock issued and outstanding at the completion of the Conversion, except that this limitation shall not apply to the Employee Plans.

        If the number of shares of Holding Company Common Stock otherwise allocable pursuant to Sections 8 through 13, inclusive, to any Person or that Person's Associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares of Holding Company Common Stock allocated to each such person shall be reduced to the lowest limitation applicable to that Person, and then the number of shares allocated to each group consisting of a Person and that Person's Associates shall be reduced so that the aggregate allocation to that Person and his or her Associates complies with the above limits.

        Depending upon market or financial conditions, the Board of Directors of the Holding Company, with the receipt of any required approvals of the OTS and without further approval of Voting Members, may decrease or increase the purchase limitations in this Plan, PROVIDED that the maximum purchase limitations may not be increased to a percentage in excess of 5% of the shares issued in the Offering except as provided below. If the Holding Company increases the maximum purchase limitations, the Holding Company is only required to resolicit Persons who subscribed for the maximum purchase amount in the Subscription Offering and may, in the sole discretion of the Holding Company, resolicit certain other large subscribers. In the event that the maximum purchase limitation is increased to 5% of the shares issued in the Offering, such limitation may be further increased to 9.99%, PROVIDED that orders for Holding Company Common Stock exceeding 5% of the shares of Holding Company Common Stock issued in the Offering shall not exceed in the aggregate 10% of the total shares of Holding Company Common Stock issued in the Offering. Requests to purchase additional shares of the Conversion Stock in the event that the purchase limitation is so increased will be determined by the Board of Directors of the Holding Company in its sole discretion.

        In the event of an increase in the total number of shares offered in the Subscription Offering due to an increase in the maximum of the Offering Range of up to 15% (the "Adjusted Maximum"), the additional shares will be used to fill the Employee Plans orders and then will be allocated in accordance with the priorities set forth in this Plan.

        For purposes of this Section 14, the Directors of the Bank, the Mid-Tier Holding Company and the Holding Company shall not be deemed to be Associates or a group affiliated with each other or otherwise Acting in Concert solely as a result of their being Directors of the Bank, the Mid-Tier Holding Company or the Holding Company.

        Each Person purchasing Holding Company Common Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.

        15.     PAYMENT FOR SUBSCRIPTION SHARES

        All payments for Holding Company Common Stock subscribed for in the Subscription Offering and Community Offering must be delivered in full to the Bank or Holding Company, together with a properly completed and executed Order Form, on or prior to the expiration date of the Offering; PROVIDED, HOWEVER, that if the Employee Plans subscribe for shares in the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Holding Company Common Stock subscribed for by such plans at the Subscription Price upon consummation of the Conversion.

        Payment for Holding Company Common Stock subscribed for shall be made by check, money order or bank draft. Alternatively, subscribers in the Subscription and Community Offerings may pay for the shares for which they have subscribed by authorizing the Bank on the Order Form to make a withdrawal from the designated types of Deposit Accounts at the Bank in an amount equal to the aggregate Subscription Price of such shares. Such authorized withdrawal shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate. Funds for which a withdrawal is authorized will remain in the subscriber's Deposit Account but may not be used by the subscriber during the Subscription and Community Offerings. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the Subscription Price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest on funds received in cash, by check or money order will be paid by the Bank at not less than the passbook rate. Such interest will be paid from the date payment is received by the Bank until consummation or termination of the Conversion. If for any reason the Conversion is not consummated, all payments made by subscribers in the Subscription and Community Offerings will be refunded to them with interest. In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by canceling the authorization for withdrawal. The Bank is prohibited by regulation from knowingly making any loans or granting any lines of credit for the purchase of stock in the Conversion, and therefore, will not do so.

        16.     MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS

        As soon as practicable after the Prospectus prepared by the Holding Company and Bank has been declared effective by the SEC, Order Forms will be distributed to the Eligible Account Holders, Employee Plans, Supplemental Eligible Account Holders and Other Members at their last known addresses appearing on the records of the Bank for the purpose of subscribing for shares of Holding Company Common Stock in the Subscription Offering and will be made available for use by those Persons to whom a Prospectus is delivered. Notwithstanding the foregoing, the Holding Company may elect to send Order Forms only to those Persons who request them after receipt of such notice in a form approved by the OTS and which is adequate to apprise the Eligible Account Holders, Employee Plans, Supplemental Eligible Account Holders and Other Members of the pendency of the Subscription Offering. Such notice may be included with the proxy statement for the Special Meeting of Members and also may be included in the notice of the pendency of the Conversion and the Special Meeting of Members sent to all Eligible Account Holders, Supplemental Eligible Account Holders, and Voting Members in accordance with regulations and policy of the OTS.

        Each Order Form will be preceded or accompanied by a prospectus describing the Holding Company, the Bank, the Holding Company Common Stock and the Offering. Each Order Form will contain, among other things, the following:

                1. A specified date by which all Order Forms must be received by the Bank or the Holding Company, which date shall be not less than 20 days, nor more than 45 days, following the date on which the Order Forms are mailed by the Holding Company, and which date will constitute the termination of the Subscription Offering unless extended;

                2. The Subscription Price per share for shares of Holding Company Common Stock to be sold in the Offering;

                3. A description of the minimum and maximum number of Subscription Shares which may be subscribed for pursuant to the exercise of subscription rights or otherwise purchased in the Subscription and Community Offering;

                4. Instructions as to how the recipient of the Order Form is to indicate thereon the number of Subscription Shares for which such person elects to subscribe and the available alternative methods of payment therefor;

                5. An acknowledgment that the recipient of the Order Form has received a final copy of the prospectus prior to execution of the Order Form;

                6. A statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Holding Company within the subscription period such properly completed and executed Order Form, together with payment in the full amount of the aggregate purchase price as specified in the Order Form for the shares of Holding Company Common Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the Order Form that the Bank withdraw said amount from the subscriber's Deposit Account at the Bank); and

                7. A statement to the effect that the executed Order Form, once received by the Holding Company, may not be modified or amended by the subscriber without the consent of the Holding Company.

        Notwithstanding the above, the Holding Company reserves the right in its sole discretion to accept or reject orders received on photocopied or facsimilied order forms.

        17.     UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT

        In the event Order Forms (a) are not delivered by the United States Postal Service, (b) are not received back by the Holding Company or the Bank or are received by the Holding Company or the Bank after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment, unless waived by the Holding Company, for the shares of Holding Company Common Stock subscribed for (including cases in which deposit accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the completed Order Form within the time period specified thereon; PROVIDED, however, that the Holding Company may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Holding

Company may specify. The interpretation of the Holding Company of terms and conditions of this Plan and of the Order Forms will be final, subject to the authority of the OTS.

        18.     RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES

        The Holding Company will make reasonable efforts to comply with the securities laws of all States in the United States in which Persons entitled to subscribe for shares of Holding Company Common Stock pursuant to this Plan reside. However, no such Person will be issued subscription rights or be permitted to purchase shares of Holding Company Common Stock in the Subscription Offering if such Person resides in a foreign country; or in a State of the United States with respect to which any of the following apply: (a) a small number of Persons otherwise eligible to subscribe for shares under the Plan reside in such state; (b) the issuance of subscription rights or the offer or sale of shares of Holding Company Common Stock to such Persons would require the Holding Company under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state; and (c) such registration or qualification would be impracticable for reasons of cost or otherwise.

        19.     ESTABLISHMENT OF LIQUIDATION ACCOUNT

        The Bank shall establish at the time of the MHC Merger, a Liquidation Account in an amount equal to the greater of: (a) the percentage of the outstanding shares of the common stock of the Mid-Tier Holding Company owned by the Mutual Holding Company multiplied by the Mid-Tier Holding Company's total stockholders' equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the Conversion; or (b) the retained earnings of the Bank as of the latest financial statements set forth in the prospectus used in connection with the Bank's initial mutual holding company reorganization and minority stock offering. Following the Conversion, the Liquidation Account will be maintained by the Bank for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their Deposit Accounts at the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to his Deposit Account, hold a related inchoate interest in a portion of the Liquidation Account balance, in relation to his Deposit Account balance at the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, or to such balance as it may be subsequently reduced, as hereinafter provided.

        In the unlikely event of a complete liquidation of the Bank (and only in such event) following all liquidation payments to creditors (including those to Account Holders to the extent of their Deposit Accounts), each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidating distribution from the Liquidation Account, in the amount of the then adjusted subaccount balance for his Deposit Account then held, before any liquidation distribution may be made to any holders of the Bank's capital stock. No merger, consolidation, purchase of bulk assets with assumption of Deposit Accounts and other liabilities, or similar transactions with an FDIC-insured institution, in which the Bank is not the surviving institution, shall be deemed to be a complete liquidation for this purpose. In such transactions, the Liquidation Account shall be assumed by the surviving institution.

        The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, the numerator of which is the amount of the Qualifying Deposits of such account holder and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Account Holders. For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Account on each such record date. Such initial subaccount balance shall not be increased, but shall be subject to downward adjustment as described below.

        If, at the close of business on any December 31 annual closing date, commencing on or after the effective date of the Conversion, the deposit balance in the Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the lesser of (i) the balance in the Deposit Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, or (ii) the amount of the Qualifying Deposit in such Deposit Account as of the Eligibility Record Date or Supplemental Eligibility Record Date, the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. If any such Deposit Account is closed, the related subaccount shall be reduced to zero.

        The creation and maintenance of the Liquidation Account shall not operate to restrict the use or application of any of the equity accounts of the Bank, except that the Bank shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its equity to be reduced below (i) the amount required for the Liquidation Account; or (ii) the regulatory capital requirements of the Bank.

        20.     ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION

        As part of the Conversion and Offering, the Holding Company and the Bank intend to establish the Foundation which will qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code and intend to contribute to the Foundation (i) cash in an amount equal to 2% of the shares of Holding Company Common Stock issued to purchasers in the Offering, PROVIDED the cash contribution does not exceed $375,000, and (ii) Holding Company Common Stock equal to 2% of the shares of Holding Company Common Stock issued to purchasers in the Offering, PROVIDED the common stock contribution does not exceed 37,500 shares. In no event will the value of the total contribution to the Foundation exceed 8% of the gross proceeds of the Offering. Contributions to the Foundation are intended to complement the Bank's existing community reinvestment activities and to permit the communities in which the Bank operates to share in the long-term financial success of the Bank as a locally headquartered, community-oriented savings bank.

        The Foundation will be dedicated to the promotion of charitable purposes within the communities in which the Bank operates, including, but not limited to, grants or donations to support housing assistance, scholarships, local education, not-for-profit medical facilities, not-for-profit community groups and other types of organizations or civic minded projects. The Foundation will distribute annually total grants to assist charitable organizations or to fund projects within its local community of not less than 5% of the average fair value of Foundation assets each year. In order to serve the purposes for which it was formed and maintain its Section 501(c)(3) qualification, the Foundation may sell, on an annual basis, a limited portion of the Holding Company Common Stock contributed to it by the Holding Company.

        The board of directors of the Foundation generally will be comprised of individuals who are Officers and/or Directors of the Holding Company or the Bank, except that at least one director of the Foundation will be (i) independent of the Holding Company and the Bank and (ii) from the Bank's local community. The board of directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations, consistent with the stated purposes of the Foundation. The Foundation will comply with applicable federal banking laws and regulations.

        The establishment and funding of the Foundation as part of the Conversion and Offering is subject to the approval a majority of the total number of votes eligible to be cast by Voting Members, by at least two-thirds of the outstanding shares of common stock of the Mid-Tier Holding Company, and by a majority of the total number of votes eligible to be cast by Minority Stockholders, cast in person or by proxy, at a special meeting to consider such proposal. In the event that the Voting Members or the Minority Stockholders do not approve the establishment and funding of the Foundation, the Holding Company may determine to complete the Conversion and Offering without the establishment and funding of the Foundation and may do so without amending this Plan or obtaining any further vote of the Voting Members or the Minority Stockholders. For comparison purposes, such persons will be provided with a projection of the pro forma market value of the Common Stock, an Estimated Valuation Range and certain selected pro forma financial data that would result if the Offering were consummated with and without establishment of the Foundation.

        21.     VOTING RIGHTS OF STOCKHOLDERS

        Following consummation of the Conversion, the holders of the voting capital stock of the Holding Company shall have the exclusive voting rights with respect to the Holding Company.

        22.     RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION

                1. All Subscription Shares purchased by Directors or Officers of the Holding Company or the Bank in the Offering shall be subject to the restriction that, except as provided in this Section or as may be approved by the OTS, no interest in such shares may be sold or otherwise disposed of for value for a period of one year following the date of purchase in the Offering.

                2. The restriction on disposition of Subscription Shares set forth above in this Section shall not apply to the following:

                        (a) Any exchange of such shares in connection with a merger or acquisition involving the Bank or the Holding Company, as the case may be, which has been approved by the appropriate federal regulatory agency; and

                        (b) Any disposition of such shares following the death of the person to whom such shares were initially sold under the terms of the Plan.

                3. With respect to all Subscription Shares subject to restrictions on resale or subsequent disposition, each of the following provisions shall apply:

                        (a) Each certificate representing shares restricted by this section shall bear a legend prominently stamped on its face giving notice of the restriction;

                        (b) Instructions shall be issued to the stock transfer agent for the Holding Company not to recognize or effect any transfer of any certificate or record of ownership of any such shares in violation of the restriction on transfer; and

                        (c) Any shares of capital stock of the Holding Company issued with respect to a stock dividend, stock split, or otherwise with respect to ownership of outstanding Subscription Shares subject to the restriction on transfer hereunder shall be subject to the same restriction as is applicable to such Conversion Stock.

        23. REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION

        For a period of three years following the Conversion, no Officer, Director or their Associates shall purchase, without the prior written approval of the OTS, any outstanding shares of Holding Company Common Stock except from a broker-dealer registered with the SEC. This provision shall not apply to negotiated transactions involving more than 1% of the outstanding shares of Holding Company Common Stock, the exercise of any options pursuant to a stock option plan or purchases of Holding Company Common Stock made by or held by any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan of the Bank or the Holding Company (including the Employee Plans) which may be attributable to any Officer or Director. As used herein, the term "negotiated transaction" means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any person acting on its behalf and the purchaser or his investment representative. The term "investment representative" shall mean a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction.

        24.     TRANSFER OF DEPOSIT ACCOUNTS

        Each person holding a Deposit Account at the Bank at the time of Conversion shall retain an identical Deposit Account at the Bank following Conversion in the same amount and subject to the same terms and conditions (except as to voting and liquidation rights).

        25.     REGISTRATION AND MARKETING

        Within the time period required by applicable laws and regulations, the Holding Company will register the securities issued in connection with the Conversion pursuant to the Securities Exchange Act of 1934 and will not deregister such securities for a period of at least three years thereafter, except that the maintenance of registration for three years requirement may be fulfilled by any successor to the Holding Company. In addition, the Holding Company will use its best efforts to encourage and assist a market-maker to establish and maintain a market for the Conversion Stock and to list those securities on a national or regional securities exchange or the Nasdaq Stock Market.

        26.     TAX RULINGS OR OPINIONS

        Consummation of the Conversion is expressly conditioned upon prior receipt by the Mutual Holding Company, the Mid-Tier Holding Company and the Bank of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling, an opinion of counsel, or a letter of advice from their tax advisor with respect to applicable state tax laws, to the effect that consummation of the transactions contemplated by the Conversion and this Plan will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to the Mutual Holding Company, the Mid-Tier Holding Company, the Holding Company or the Bank, or the account holders receiving subscription rights before or after the Conversion, except in each case to the extent, if any, that subscription rights are deemed to have value on the date such rights are issued.

        27.     STOCK BENEFIT PLANS AND EMPLOYMENT AGREEMENTS

                1. The Holding Company and the Bank are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Conversion, including without limitation, an ESOP. Existing as well as any newly created Tax-Qualified Employee Stock Benefit Plans may purchase shares of Holding Company Common Stock in the Offering, to the extent permitted by the terms of such benefit plans and this Plan.

                2. As a result of the Conversion, the Holding Company shall be deemed to have ratified and approved all employee stock benefit plans maintained by the Bank and the Mid-Tier Holding Company and shall have agreed to issue (and reserve for issuance) Holding Company Common Stock in lieu of common stock of the Mid-Tier Holding Company pursuant to the terms of such benefit plans. Upon consummation of the Conversion, the Mid-Tier Holding Company common stock held by such benefit plans shall be converted into Holding Company Common Stock based upon the Exchange Ratio. Also upon consummation of the Conversion,
(i) all rights to purchase, sell or receive Mid-Tier Holding Company common stock and all rights to elect to make payment in Mid-Tier Holding Company common stock under any agreement between the Bank or the Mid-Tier Holding Company and any Director, Officer or Employee thereof or under any plan or program of the Bank or the Mid-Tier Holding Company, shall automatically, by operation of law, be converted into and shall become an identical right to purchase, sell or receive Holding Company Common Stock and an identical right to make payment in Holding Company Common Stock under any such agreement between the Bank or the Mid-Tier Holding Company and any Director, Officer or Employee thereof or under such plan or program of the Bank, and (ii) rights outstanding under all stock option plans shall be assumed by the Holding Company and thereafter shall be rights only for shares of Holding Company Common Stock, with each such right being for a number of shares of Holding Company Common Stock based upon the Exchange Ratio and the number of shares of Mid-Tier Holding Company common stock that were available thereunder immediately prior to consummation of the Conversion, with the price adjusted to reflect the Exchange Ratio but with no change in any other term or condition of such right.

                3. The Holding Company and the Bank are authorized to adopt stock option plans, restricted stock grant plans and other Non-Tax-Qualified Employee Stock Benefit Plans, provided that such plans conform to any applicable requirements of federal regulations. The Holding Company and the Bank intend to implement a stock option plan and a recognition and retention plan no earlier than six months after completion of the Conversion. Stockholder approval of these plans will be required. If adopted within 12 months following the completion of the Conversion, the stock option plan will reserve a number of shares equal to up to 10% of the shares sold in the Offering (including the shares we issue to the Foundation) and the recognition and retention plan will reserve a number of shares equal to up to 4% of the shares sold in the Offering (including the shares we issue to the Foundation) for awards to employees and directors at no cost to the recipients.

                4. The Holding Company and the Bank are authorized to enter into employment agreements and/or change in control agreements with their executive officers.

        28.     RESTRICTIONS ON ACQUISITION OF BANK AND HOLDING COMPANY

                1.      (1)     The charter of the Bank may contain a provision
                                stipulating that no person, except the Holding
                                Company, for a period of five years following the closing date of the Conversion, may directly or indirectly acquire or offer to acquire the beneficial ownership of more than 10% of any class of equity security of the Bank, without the prior written approval of the OTS. In addition, such charter may also provide that for a period of five years following the closing date of the Conversion, shares beneficially owned in violation of the above-described charter provision shall not be entitled to vote and shall not be voted by any person or counted as voting stock in connection with any matter submitted to stockholders for a vote. In addition, special meetings of the stockholders relating to changes in control or amendment of the charter may only be called by the Board of Directors, and shareholders shall not be permitted to cumulate their votes for the election of Directors.

                        (2) For a period of three years from the date of consummation of the Conversion, no person, other than the Holding Company, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of the Bank without the prior written consent of the OTS.

                2. The Articles of Incorporation of the Holding Company may contain a provision stipulating that in no event shall any record owner of any outstanding shares of Holding Company Common Stock who beneficially owns in excess of 10% of such outstanding shares be entitled or permitted to any vote with respect to any shares held in excess of 10%. In addition, the Articles of Incorporation and Bylaws of the Holding Company may contain provisions which provide for staggered terms of the directors, noncumulative voting for directors, limitations on the calling of special meetings, a fair price provision for certain business combinations and certain notice requirements.

                3.      For the purposes of this section:

                        (a) The term "person" includes an individual, a firm, a corporation or other entity;

                        (b) The term "offer" includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value;

                        (c) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise; and

                        (d) The term "security" includes non-transferable subscription rights issued pursuant to a plan of conversion as well as a "security" as defined in 15 U.S.C. ss. 8c(a)(10).

        29.     PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK

                1. The Holding Company shall comply with any applicable regulation in the repurchase of any shares of its capital stock following consummation of the Conversion.

                2. The Bank shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its regulatory capital to be reduced below (i) the amount required for the liquidation account or (ii) the federal or state regulatory capital requirements.

        30.     ARTICLES OF INCORPORATION AND BYLAWS

        By voting to adopt this Plan, Voting Members will be voting to adopt the Articles of Incorporation and Bylaws for the Holding Company attached as Exhibits D and E to this Plan.

        31.     CONSUMMATION OF CONVERSION AND EFFECTIVE DATE

        The Effective Date of the Conversion shall be the date upon which the Articles of Combination (or similar documents) shall be filed with OTS with respect to the MHC Merger, the Mid-Tier Merger and the Bank Merger. The Articles of Combination shall be filed after all requisite regulatory, depositor and stockholder approvals have been obtained, all applicable waiting periods have expired, and sufficient subscriptions and orders for Subscription Shares have been received. The Closing of the sale of all shares of Holding Company Common Stock sold in the Offering shall occur simultaneously on the effective date of the Closing.

        32.     EXPENSES OF CONVERSION

        The Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Holding Company may retain and pay for the services of legal, financial and other advisors to assist in connection with any or all aspects of the Conversion, including the Offering, and such parties shall use their best efforts to assure that such expenses shall be reasonable.

        33.     AMENDMENT OR TERMINATION OF PLAN

        If deemed necessary or desirable, this Plan may be substantively amended as a result of comments from the OTS or otherwise at any time prior to solicitation of proxies from Voting Members and Mid-Tier Holding Company stockholders to vote on this Plan by the Board of Directors of the Mutual Holding Company, and at any time thereafter by the Board of Directors of the Mutual Holding Company with the concurrence of the OTS. Any amendment to this Plan made after approval by Voting Members and Mid-Tier Holding Company stockholders with the approval of the OTS shall not necessitate further approval by Voting Members unless otherwise required by the OTS. The Board of Directors of the Mutual Holding Company may terminate this Plan at any time prior to the Special Meeting of Members and the Special Meeting of Stockholders to vote on this Plan, and at any time thereafter with the concurrence of the OTS.

        By adoption of the Plan, Voting Members of the Mutual Holding Company authorize the Board of Directors of the Mutual Holding Company to amend or terminate the Plan under the circumstances set forth in this Section.

        34.     CONDITIONS TO CONVERSION

        Consummation of the Conversion pursuant to this Plan is expressly conditioned upon the following:

                1. Prior receipt by the Mutual Holding Company, the Mid-Tier Holding Company, and the Bank of rulings of the United States Internal Revenue Service and the state taxing authorities, or opinions of counsel or tax advisers as described in Section 26 hereof;

                2. The issuance of the Subscription Shares offered in the Conversion; and

                3. The completion of the Conversion within the time period specified in Section 3 of this Plan.

        35.     INTERPRETATION

        All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the Mutual Holding Company shall be final, subject to the authority of the OTS.

Dated:  November 12, 2004, as amended December 7, 2004.

                                    EXHIBIT A

                           AGREEMENT OF MERGER BETWEEN
                            ALPENA BANCSHARES, INC.,
                         ALPENA INTERIM SAVINGS BANK I,
                     AND FIRST FEDERAL OF NORTHERN MICHIGAN

                                     FORM OF
                           AGREEMENT OF MERGER BETWEEN
                            ALPENA BANCSHARES, INC.,
                         ALPENA INTERIM SAVINGS BANK I,
                     AND FIRST FEDERAL OF NORTHERN MICHIGAN

         THIS AGREEMENT OF MERGER (the "Mid-Tier Merger Agreement") dated as of ____ __, 2005, is made by and among Alpena Bancshares, Inc., a federal corporation (the "Mid-Tier Holding Company"), First Federal of Northern Michigan, a federal savings bank (the "Bank"), and Alpena Interim Savings Bank I, an interim federal savings bank ("Interim I").

                                R E C I T A L S :

         1. The Mid-Tier Holding Company is a federal corporation that owns 100% of the common stock of the Bank.

         2. Contemporaneously with the transactions contemplated by this Mid-Tier Merger Agreement, the Mid-Tier Holding Company will exchange its charter for that of Interim I and Interim I will merge with and into the Bank with the Bank as the surviving entity.

         3. At least two-thirds of the members of the boards of directors of the Bank and the Mid-Tier Holding Company have approved this Mid-Tier Merger Agreement whereby Interim I shall be merged with and into the Bank with the Bank as the surviving or resulting institution (the "Mid-Tier Merger"), and have authorized the execution and delivery thereof.

         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

         1. MERGER. At and on the Effective Date of the Mid-Tier Merger, (i) the Mid-Tier Holding Company will exchange its charter for that of Interim I, and will merge with and into the Bank with the Bank as the resulting entity (the "Resulting Institution"), and (ii) the Minority Stockholders of the Mid-Tier Holding Company shall constructively receive shares of Bank common stock in exchange for their Mid-Tier Holding Company common stock and the Mutual Holding Company shall receive shares of Bank common stock in exchange for its Mid-Tier Holding Company common stock.

         2. EFFECTIVE DATE. The Mid-Tier Merger shall not be effective until and unless it is approved by the Office of Thrift Supervision (the "OTS") after approval by at least (i) two-thirds of the outstanding common stock of the Mid-Tier Holding Company, (ii) a majority vote of the shares held by Minority Stockholders, and (iii) a majority of Voting Members, and the Articles of Combination shall have been filed with the OTS with respect to the Mid-Tier Merger. Approval of the Plan by the Voting Members shall constitute approval of the Mid-Tier Merger Agreement by the Voting Members. Approval of the Plan by stockholders of the Mid-Tier Holding Company, including the Minority Stockholders, shall constitute approval of the Mid-Tier Merger Agreement by such stockholders.

         3. NAME. The name of the Resulting Institution shall be First Federal of Northern Michigan

         4. OFFICES. The main banking office of the Resulting Institution shall be 100 S. Second Avenue, Alpena, Michigan. The branch offices of the Bank that were in lawful operation prior to the Mid-Tier Merger shall be operated as branch offices of the Resulting Institution.

         5. DIRECTORS AND OFFICERS. The directors and officers of the Bank immediately prior to the Effective Date shall be the directors and officers of the Resulting Institution after the Effective Date.


         6. RIGHTS AND DUTIES OF THE RESULTING INSTITUTION. At the Effective Date, the Mid-Tier Holding Company shall convert to Interim I, which shall be merged with and into the Bank with the Bank as the Resulting Institution. The business of the Resulting Institution shall be that of a federal savings bank as provided in its Charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the Mid-Tier Holding Company, the Bank and Interim I shall be transferred automatically to and vested in the Resulting Institution by virtue of the Mid-Tier Merger without any deed or other document of transfer. The Resulting Institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Bank, the Mid-Tier Holding Company and Interim I. The Resulting Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Mid-Tier Holding Company, the Bank and Interim I immediately prior to the Merger, including liabilities for all debts, obligations and contracts of the Mid-Tier Holding Company, the Bank and Interim I, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of the Mid-Tier Holding Company, the Bank or Interim I. The stockholders of the Bank shall possess all voting rights with respect to the shares of stock of Interim I and the Mid-Tier Holding Company. All rights of creditors and other obligees and all liens on property of the Bank, the Mid-Tier Holding Company and Interim I shall be preserved and shall not be released or impaired.

         7. OTHER TERMS. All terms used in this Mid-Tier Merger Agreement shall, unless defined herein, have the meanings set forth in the Plan. The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of this Mid-Tier Merger Agreement and the Conversion.

         IN WITNESS WHEREOF, the Mid-Tier Holding Company, Interim I and the Bank have caused this Mid-Tier Merger Agreement to be executed as of the date first above written.

                                                              ALPENA BANCSHARES, INC.

                                                              (A FEDERAL CORPORATION)

ATTEST:

                                                     By:
--------------------------------------------             --------------------------------------------
Michael W. Mahler, Corporate Secretary                   Martin A. Thomson, President and Chief
                                                            Executive Officer

                                                         FIRST FEDERAL OF NORTHERN MICHIGAN
                                                         (a federal savings bank)
ATTEST:

                                                     By:
--------------------------------------------             --------------------------------------------
Michael W. Mahler, Corporate Secretary                   Martin A. Thomson, President and Chief
                                                            Executive Officer

ATTEST:                                                  ALPENA INTERIM SAVINGS BANK I
                                                         (an interim federal savings bank)



                                                     By:
--------------------------------------------             --------------------------------------------
Michael W. Mahler, Corporate Secretary                   Martin A. Thomson, President and Chief
                                                            Executive Officer

                                    EXHIBIT B

                           AGREEMENT OF MERGER BETWEEN
      ALPENA BANCSHARES, M.H.C., ALPENA INTERIM SAVINGS BANK II, AND FIRST
                          FEDERAL OF NORTHERN MICHIGAN

                                    EXHIBIT B

                                     FORM OF
                           AGREEMENT OF MERGER BETWEEN
                            ALPENA BANCSHARES, M.H.C,
         INTERIM SAVINGS BANK II, AND FIRST FEDERAL OF NORTHERN MICHIGAN

         THIS AGREEMENT OF MERGER (the "MHC Merger Agreement"), dated as of ____ __, 2005, is made by and among Alpena Bancshares, M.H.C., a federal corporation (the "Mutual Holding Company"), First Federal of Northern Michigan, a federal savings bank (the "Bank"), and Alpena Interim Savings Bank II, an interim federal savings bank ("Interim II").

                                R E C I T A L S:

         1. The Mutual Holding Company is a federal corporation that owns a majority of the common stock of the Bank as a result of the merger of Alpena Bancshares, Inc., a federal corporation, into the Bank (the "Mid-Tier Merger") immediately prior to the merger provided for in this MHC Merger Agreement.

         2. Contemporaneously with the transactions contemplated by this MHC Merger Agreement, the Mutual Holding Company will exchange its charter for that of Interim II and Interim II will merge with and into the Bank with the Bank as the resulting entity.

         3. At least two-thirds of the members of the boards of directors of the Bank and the Mutual Holding Company have approved this MHC Merger Agreement whereby Interim II will be merged with and into the Bank with the Bank as the surviving or resulting institution (the "MHC Merger"), and authorized the execution and delivery thereof.

         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

         1. MERGER. At and on the Effective Date of the MHC Merger, (i) the Mutual Holding Company shall exchange its charter for that of Interim II, and will merge with and into the Bank with the Bank as the resulting entity (the "Resulting Institution"), whereupon shares of Bank common stock owned by the Mutual Holding Company shall be canceled. As part of the MHC Merger, each Eligible Account Holder and Supplemental Eligible Account Holder (as defined in the Plan of Conversion and Reorganization (the "Plan")), shall automatically receive an interest in the Liquidation Account established in the Bank, in exchange for such person's interest in the Mutual Holding Company set forth in the Plan.

         2. EFFECTIVE DATE. The MHC Merger shall not be effective until and unless it is approved by the Office of Thrift Supervision (the "OTS") after approval by at least (i) two-thirds of the outstanding common stock of the Mid-Tier Holding Company, (ii) a majority vote of the shares held by Minority Stockholders, and (iii) a majority of Voting Members, and the Articles of Combination shall have been filed with the OTS with respect to the MHC Merger. Approval of the Plan by the Voting Members shall constitute approval of the MHC Merger Agreement by the Voting Members. Approval of the Plan by the stockholders of the Mid-Tier Holding

Company, including the Minority Stockholders, shall constitute approval of the MHC Merger Agreement by such stockholders.

         3. NAME. The name of the Resulting Institution shall be First Federal of Northern Michigan

         4. OFFICES. The main banking office of the Resulting Institution shall be 100 S. Second Avenue, Alpena, Michigan. The branch offices of the Bank that were in lawful operation prior to the MHC Merger shall be operated as branch offices of the Resulting Institution.

         5. DIRECTORS AND OFFICERS. The directors and officers of the Bank immediately prior to the Effective Date shall be the directors and officers of the Resulting Institution after the Effective Date.

         6. RIGHTS AND DUTIES OF THE RESULTING INSTITUTION. At the Effective Date, the Mutual Holding Company shall convert to Interim II, which shall be merged with and into the Bank with the Bank as the Resulting Institution. The business of the Resulting Institution shall be that of a federal savings bank as provided in its Charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the Mutual Holding Company, the Bank and Interim II shall be transferred automatically to and vested in the Resulting Institution by virtue of the MHC Merger without any deed or other document of transfer. The Resulting Institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Bank, the Mutual Holding Company and Interim II. The Resulting Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Mutual Holding Company, the Bank and Interim II immediately prior to the Merger, including liabilities for all debts, obligations and contracts of the Mutual Holding Company, the Bank and Interim II, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of the Mutual Holding Company, the Bank or Interim II. The stockholders of the Bank shall possess all voting rights with respect to the shares of stock of the Bank. All rights of creditors and other obligees and all liens on property of the Mutual Holding Company, the Bank and Interim II shall be preserved and shall not be released or impaired.

         7. OTHER TERMS. All terms used in this MHC Merger Agreement shall, unless defined herein, have the meanings set forth in the Plan. The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of this MHC Merger Agreement and the Conversion.

IN WITNESS WHEREOF, the Mutual Holding Company, Interim II and the Bank have caused this MHC Merger Agreement to be executed as of the date first above written.

                                                              ALPENA BANCSHARES, M.H.C.
                                                              (a federal corporation)
ATTEST:

                                                     By:
--------------------------------------------             --------------------------------------------
Michael W. Mahler, Corporate Secretary                   Martin A. Thomson, President and Chief
                                                           Executive Officer

                                                         FIRST FEDERAL OF NORTHERN MICHIGAN
                                                         (a federal savings bank)
ATTEST:

                                                     By:
--------------------------------------------             --------------------------------------------
Michael W. Mahler, Corporate Secretary                   Martin A. Thomson, President and Chief
                                                            Executive Officer

ATTEST:                                                  ALPENA INTERIM SAVINGS BANK II
                                                        (an interim federal savings bank)


                                                     By:
--------------------------------------------             --------------------------------------------
Michael W. Mahler, Corporate Secretary                    Martin A. Thomson, President and Chief
                                                            Executive Officer

                                    EXHIBIT C

                       FORM OF AGREEMENT OF MERGER BETWEEN
                       FIRST FEDERAL OF NORTHERN MICHIGAN,
                        ALPENA INTERIM SAVINGS BANK III,
                                       AND
                             ALPENA BANCSHARES, INC.

                                    EXHIBIT C

                       FORM OF AGREEMENT OF MERGER BETWEEN
                       FIRST FEDERAL OF NORTHERN MICHIGAN,
                        ALPENA INTERIM SAVINGS BANK III,
                                       AND
                             ALPENA BANCSHARES, INC.


         THIS AGREEMENT OF MERGER (the "Bank Merger Agreement") dated as of _________, 2005, is made by and among First Federal of Northern Michigan, a federal savings bank (the "Bank"), First Federal of Northern Michigan Bancorp, Inc., a Maryland corporation (the "Holding Company"), and Alpena Interim Savings Bank III, an interim federal savings bank ("Interim III").


                                R E C I T A L S :

         1. The Bank is a federal savings bank that prior to the transactions contemplated by this Bank Merger Agreement and the Plan of Conversion and Reorganization of Alpena Bancshares, M.H.C.(the "Plan"), was a wholly-owned subsidiary of Alpena Bancshares, Inc. (the "Mid-Tier Holding Company"), a federal corporation.

         2. The Holding Company was formed as a wholly-owned subsidiary of the Bank to facilitate and effect the Conversion.

         3. The Holding Company has organized Interim III as a wholly-owned subsidiary to effect and facilitate the Conversion.

         4. Immediately prior to the transactions contemplated by this Bank Merger Agreement, (i) the Mid-Tier Holding Company will convert to Alpena Interim Savings Bank I, an interim federal savings bank, and merge with and into the Bank (the "Mid-Tier Merger") with the Bank as the resulting entity, (ii) the Minority Stockholders will constructively receive, and the Mutual Holding Company will receive, shares of Bank common stock in exchange for their Mid-Tier Holding Company common stock, and (iii) Alpena Bancshares, M.H.C.will convert to Interim Savings Bank II, an interim federal savings bank, and merge with and into the Bank with the Bank as the resulting entity (the "MHC Merger").

         5. At least two-thirds of the members of the boards of directors of the Bank and Interim III have approved this Bank Merger Agreement under which Interim III will merge with and into the Bank with the Bank as the surviving or resulting institution (the "Bank Merger"), and have authorized the execution and delivery thereof.

         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

         1. MERGER. At and on the Effective Date of the Bank Merger and immediately after the Mid-Tier Merger and the MHC Merger, Interim III will merge with and into the Bank with the Bank as the surviving entity (the "Resulting Institution"). Stockholders of the Bank will exchange the shares of Bank common stock that they either actually or constructively received in the Mid-Tier Merger for Holding Company Common Stock. As a result of the Bank Merger, the Holding Company will own 100% of the common stock of the Bank.

         2. STOCK OFFERING. Contemporaneously with the Bank Merger, the Holding Company will sell shares of its common stock in the Offering as described in the Plan.

         3. EFFECTIVE DATE. The Bank Merger shall not be effective until and unless it is approved by the Office of Thrift Supervision (the "OTS") after approval by at least (i) two-thirds of the outstanding common stock of the Mid-Tier Holding Company, (ii) a majority of the shares held by Minority Stockholders, and (iii) a majority of the Voting Members, and the Articles of Combination shall have been filed with the OTS with respect to the Bank Merger. Approval of the Plan by the Voting Members shall constitute approval of this Bank Merger Agreement by the Voting Members.

         4. NAME. The name of the Resulting Institution shall be First Federal of Northern Michigan

         5. OFFICES. The main banking office of the Resulting Institution shall be 100 S. Second Avenue, Alpena, Michigan. The branch offices of the Bank that were in lawful operation prior to the Merger shall be operated as branch offices of the Resulting Institution.

         6. DIRECTORS AND OFFICERS. The directors and officers of the Bank immediately prior to the Effective Date shall be the directors and officers of the Resulting Institution after the Effective Date.

         7. RIGHTS AND DUTIES OF THE RESULTING INSTITUTION. At the Effective Date, Interim III shall be merged with and into the Bank with the Bank as the Resulting Institution. The business of the Resulting Institution shall be that of a federal savings bank as provided in its Charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of Interim III and the Bank shall be transferred automatically to and vested in the Resulting Institution by virtue of such Merger without any deed or other document of transfer. The Resulting Institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Bank and Interim III. The Resulting Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of both Interim III and the Bank immediately prior to the Bank Merger, including liabilities for all debts, obligations and contracts of Interim III and the Bank, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of Interim III or the Bank. The stockholders of the Resulting Institution shall possess all voting rights with respect to the shares of stock of the Bank and Interim III. All rights of creditors and other obligees and all liens on property of Interim III and the Bank shall be preserved and shall not be released or impaired.

         8. OTHER TERMS. All terms used in this Bank Merger Agreement shall, unless defined herein, have the meanings set forth in the Plan. The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of the Bank Merger Agreement and the Conversion.

         IN WITNESS WHEREOF, the Bank, the Holding Company and Interim III have caused this Bank Merger Agreement to be executed as of the date first above written.

                                                         FIRST FEDERAL OF NORTHERN MICHIGAN
                                                         (a federal savings bank)
ATTEST:

                                                     By:
--------------------------------------------              -------------------------------------------
Michael W. Mahler, Corporate Secretary                    Martin A. Thomson, President and Chief
                                                            Executive Officer

                                                          ALPENA INTERIM SAVINGS BANK III
                                                          (an interim federal savings bank)
ATTEST:

                                                     By:
--------------------------------------------             --------------------------------------------
Michael W. Mahler, Corporate Secretary                   Martin A. Thomson, President and Chief
                                                           Executive Officer


                                                         FIRST FEDERAL OF NORTHERN MICHIGAN
                                                         BANCORP, INC.
                                                         (a Maryland corporation)
ATTEST:

                                                     By:
--------------------------------------------             --------------------------------------------
Michael W. Mahler, Corporate Secretary                   Martin A. Thomson, President and Chief
                                                           Executive Officer

                                    EXHIBIT D

                ARTICLES OF INCORPORATION OF THE HOLDING COMPANY

                            ARTICLES OF INCORPORATION
                                       OF
                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

        The undersigned, Robert B. Pomerenk, whose address is 5335 Wisconsin Avenue, N.W., Suite 400, Washington, DC 20015, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the general laws of the State of Maryland, having the following Articles of Incorporation (the "Articles"):

        ARTICLE 1. NAME. The name of the corporation is First Federal of Northern Michigan Bancorp, Inc. (herein the "Corporation").

        ARTICLE 2. PRINCIPAL OFFICE. The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202.

        ARTICLE 3. PURPOSE. The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

        ARTICLE 4. RESIDENT AGENT. The name and address of the registered agent of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

        ARTICLE 5.

        A. CAPITAL STOCK. The total number of shares of capital stock of all classes which the Corporation has authority to issue is thirty million (30,000,000) shares, consisting of:

                1. Ten million (10,000,000) shares of preferred stock, par value one cent ($.01) per share (the "Preferred Stock"); and

                2. Twenty million (20,000,000) shares of common stock, par value one cent ($.01) per share (the "Common Stock").

        The aggregate par value of all the authorized shares of capital stock is three hundred thousand dollars ($300,000). Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of the stockholders of the Corporation. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefor which funds shall include, without limitation, the Corporation's unreserved and unrestricted capital surplus.

        B. COMMON STOCK. Except as provided under the terms of any series of Preferred Stock and as limited by Section D of this Article 5, the exclusive voting power shall be vested in the Common Stock, the holders thereof being entitled to one vote for each share of such Common Stock standing in the holder's name on the books of the Corporation. Subject to any rights and preferences of any series of Preferred Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after payment or provision for payment of all debts and liabilities of the Corporation and payment or provision for payment of any amounts owed to the holders of any series of Preferred Stock having preference over the Common Stock on distributions on liquidation, dissolution or winding up of the Corporation.

        C. PREFERRED STOCK. The Board of Directors is hereby expressly authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required by law or pursuant to the terms of such Preferred Stock.

        D.      RESTRICTIONS ON VOTING RIGHTS OF THE CORPORATION'S EQUITY
SECURITIES.

                1. Notwithstanding any other provision of these Articles, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a Person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such Person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock owned by such Person would be entitled to cast after giving effect to the provisions hereof, multiplied by a fraction, the numerator of which is the number of shares of such class or series beneficially owned by such Person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such Person owning shares in excess of the Limit.

                2. The following definitions shall apply to this Section D of this Article 5.

                        (a) An "affiliate" of a specified Person shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                        (b) "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on December 31, 2003; provided, however, that a Person shall, in any event, also be deemed the "beneficial owner" of any Common Stock:

                                (1)     which such Person or any of its
                                        affiliates beneficially owns, directly
                                        or indirectly; or

                                (2)     which such Person or any of its
                                        affiliates has (i) the right to acquire
                                        (whether such right is exercisable
                                        immediately or only after the passage of
                                        time), pursuant to any agreement,
                                        arrangement or understanding (but shall
                                        not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with the Corporation to effect any transaction which is described in any one or more of the clauses of Section A of Article 9 hereof) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or
                                        (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such Person nor any such affiliate is otherwise deemed the beneficial owner); or

                                (3) which are beneficially owned, directly or indirectly, by any other Person with which such first mentioned Person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation; and provided further, however, that (i) no director or officer of the Corporation (or any affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by any other such director or officer (or any affiliate thereof), and (ii) neither any employee stock ownership or similar plan of the Corporation or any subsidiary of the Corporation nor any trustee with respect thereto (or any affiliate of such trustee) shall, solely by reason of such capacity of such trustee, be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage beneficial ownership of Common Stock of a Person, the outstanding Common Stock shall include shares deemed owned by such Person through application of this subsection but shall not include any other Common Stock which may be issuable by the Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by the Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

                        (c) A "Person" shall mean any individual, firm, corporation, or other entity.

                        (d) The Board of Directors shall have the power to construe and apply the provisions of this Section D and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of Common Stock beneficially owned by any Person,
                                (ii) whether a Person is an affiliate of another, (iii) whether a Person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of this Section D to the given facts, or (v) any other matter relating to the applicability or effect of this section.

                3. The Board of Directors shall have the right to demand that any Person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any Person in excess of the Limit) (a "Holder in Excess") supply the Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such Holder in Excess, and (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such Holder in Excess. The Board of Directors shall further have the right to receive from any Holder in Excess reimbursement for all expenses incurred by the Board in connection with its investigation of any matters relating to the applicability or effect of this section on such Holder in Excess, to the extent such investigation is deemed appropriate by the Board of Directors as a result of the Holder in Excess refusing to supply the Corporation with the information described in the previous sentence.

                4. Except as otherwise provided by law or expressly provided in this Section D, the presence, in Person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this Section D) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in these Articles to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

                5. Any constructions, applications, or determinations made by the Board of Directors pursuant to this Section D in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its stockholders.

                6. In the event any provision (or portion thereof) of this Section D shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section D shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section D remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

        E. MAJORITY VOTE. Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in these Articles.

        ARTICLE 6. PREEMPTIVE RIGHTS. No holder of the capital stock of the Corporation or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued capital stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for capital stock of any class or series, or carrying any right to purchase stock of any class or series, except such as may be established by the Board of Directors.

        ARTICLE 7. DIRECTORS. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

        A. MANAGEMENT OF THE CORPORATION. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors, except as conferred on or as reserved to the stockholders by law or by these Articles or the Bylaws of the Corporation.

        B. NUMBER, CLASS AND TERMS OF DIRECTORS; NO CUMULATIVE VOTING. The number of directors constituting the Board of Directors of the Corporation shall initially be five, which number may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, however, that such number shall never be less than the minimum number of directors required by the Maryland General Corporation Law (the "MGCL") now or hereafter in force. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class ("Class I") to expire at the conclusion of the first annual meeting of stockholders, the term of office of the second class ("Class II") to expire at the conclusion of the annual meeting of stockholders one year thereafter and the term of office of the third class ("Class III") to expire at the conclusion of the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election or for such shorter period of time as the Board of Directors may determine, with each director to hold office until his or her successor shall have been duly elected and qualified.

        The names of the individuals who will serve as directors of the Corporation until their successors are elected and qualify are as follows:

        CLASS I DIRECTORS:                         TERM TO EXPIRE IN
        James C. Rapin                                   2005
        Martin A. Thomson                                2005

        CLASS II DIRECTORS:                        TERM TO EXPIRE IN
        Thomas R. Townsend                               2006
        Gary C. VanMassenhove                            2006

        CLASS III DIRECTORS:                       TERM TO EXPIRE IN
        Keith D. Wallace                                 2007

        Stockholders shall not be permitted to cumulate their votes in the election of directors.

        C. VACANCIES. Any vacancies in the Board of Directors may be filled in the manner provided in the Bylaws of the Corporation.

        D. REMOVAL. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 hereof) voting together as a single class.

        E. STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

        ARTICLE 8. BYLAWS. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of directors the Corporation would have if there were no vacancies on the Board of Directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of the Corporation required by law or by these Articles, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 hereof), voting together as a single class, shall be required for the adoption, amendment or repeal of any provisions of the Bylaws of the Corporation by the stockholders.

        ARTICLE 9. APPROVAL OF CERTAIN BUSINESS COMBINATIONS.

        A. SUPER-MAJORITY VOTING REQUIREMENT; BUSINESS COMBINATION DEFINED. In addition to any affirmative vote required by law or by these Articles, and except as otherwise expressly provided in this Section:

                1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereafter defined) equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries; or

                3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the Corporation and its Subsidiaries except pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

                4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

                5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder (a "Disproportionate Transaction"); provided, however, that no such transaction shall be deemed a Disproportionate Transaction if the increase in the proportionate ownership of the Interested Stockholder or Affiliate as a result of such transaction is no greater than the increase experienced by the other stockholders generally;

                        shall require the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of these Articles (including those applicable to any class or series of capital stock) or in any agreement with any national securities exchange or quotation system or otherwise.

        The term "Business Combination" as used in this Article 9 shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article 9.

        B. EXCEPTION TO SUPER-MAJORITY VOTING REQUIREMENT. The provisions of Section A of this Article 9 shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote, or such vote as is required by law or by these Articles, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following paragraphs 1 and 2 are met:

                1. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

                2.      All of the following conditions shall have been met:

                        (a) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of Common Stock in such Business Combination shall be equal to at least the higher of the following:

                                (1) (if applicable) the Highest Per Share Price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by it (i) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                                (2)     the Fair Market Value per share of
                                        Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article 9 as the "Determination Date"), whichever is higher.

                        (b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be equal to at least the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                                (1) (if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (i) within the two-year period immediately prior to the Announcement Date, or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

                                (2) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                                (3) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the
                                        Determination Date, whichever is higher.

                        (c) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder. The price determined in accordance with Section B.2. of this Article 9 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                        (d) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or liquidation; (ii) there shall have been (X) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (Y) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors; and (iii) neither such Interested Stockholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                        (e) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                        (f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

        C.      CERTAIN DEFINITIONS. For the purposes of this Article 9:

                1. A "Person" shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group or entity formed for the purpose of acquiring, holding or disposing of securities.

                2. "Interested Stockholder" shall mean any Person (other than the Corporation or any holding company or Subsidiary thereof) who or which:

                        (a) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

                        (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then-outstanding Voting Stock; or

                        (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                3.      A Person shall be a "beneficial owner" of any Voting
Stock:

                        (a) which such Person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 as may be subsequently amended; or

                        (b) which such Person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); or

                        (c) which are beneficially owned, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as may be subsequently amended, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting (other than solely by reason of a revocable proxy as described in Subparagraph
                                (b) of this Paragraph 3) or in disposing of any shares of Voting Stock;

                        provided, however, that in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purposes hereof, to beneficially own any shares of Voting Stock held under any such plan.

                4. For the purpose of determining whether a Person is an Interested Stockholder pursuant to Section C.2., the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Section C.3. except that it shall not include any shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                5. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12D-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 31, 2003.

                6. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Section C.2., the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                7. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder, and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the Board of Directors.

                8. "Fair Market Value" means: (a) in the case of stock, the highest closing sale price of the stock during the 30-day period immediately preceding the date in question of a share of such stock on the Nasdaq System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, Fair Market Value shall be the highest sale price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or in combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock, and (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board of Directors in good faith.

                9. Reference to "Highest Per Share Price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

                10. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Sections B.2.(a) and B.2.(b) of this Article 9 shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

        D. CONSTRUCTION AND INTERPRETATION. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article 9, on the basis of information known to them after reasonable inquiry, (a) whether a Person is an Interested Stockholder; (b) the number of shares of Voting Stock beneficially owned by any Person; (c) whether a Person is an Affiliate or Associate of another; and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the Corporation and its Subsidiaries. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article 9.

        E. FIDUCIARY DUTY. Nothing contained in this Article 9 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

        F. MARYLAND BUSINESS COMBINATION STATUTE. Notwithstanding any contrary provision of law, the provisions of Sections 3-601 through 3-604 of the MGCL, as now and hereafter in force, shall not apply to any "business combination" (as defined in Section 3-601(e) of the MGCL, as now and hereafter in force), of the Corporation.

        ARTICLE 10. EVALUATION OF CERTAIN OFFERS. The Board of Directors, when evaluating (i) any offer of another Person (as defined in Article 9 hereof) to
(A) make a tender or exchange offer for any equity security of the Corporation,
(B) merge or consolidate the Corporation with another corporation or entity, or
(C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation or (ii) any other actual or proposed transaction which would or may involve a change in control of the Corporation (whether by purchases of shares of stock or any other securities of the Corporation in the open market, or otherwise, tender offer, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of the assets of the Corporation, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of the Corporation and its stockholders and in making any recommendation to the Corporation's stockholders, give due consideration to all relevant factors, including, but not limited to:
(A) the economic effect, both immediate and long-term, upon the Corporation's stockholders, including stockholders, if any, who do not participate in the transaction; (B) the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located; (C) whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of the Corporation; (D) whether a more favorable price could be obtained for the Corporation's stock or other securities in the future; (E) the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of the Corporation and its subsidiaries; (F) the future value of the stock or any other securities of the Corporation or the other entity to be involved in the proposed transaction; (G) any antitrust or other legal and regulatory issues that are raised by the proposal; (H) the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and (I) the ability of the Corporation to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations. If the Board of Directors determines that any proposed transaction of the type described in clause (i) or (ii) of the immediately preceding sentence should be rejected, it may take any lawful action to defeat such transaction, including, but not limited to, any or all of the following: advising stockholders not to accept the proposal; instituting litigation against the party making the proposal; filing complaints with governmental and regulatory authorities; acquiring the stock or any of the securities of the Corporation; selling or otherwise issuing authorized but unissued stock, other securities or granting options or rights with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the party making the proposal; and obtaining a more favorable offer from another individual or entity. This Article 10 does not create any inference concerning factors that may be considered by the Board of Directors regarding any proposed transaction of the type described in clause (i) or (ii) of the first sentence of this Article 10.

        ARTICLE 11. ACQUISITIONS OF EQUITY SECURITIES FROM INTERESTED PERSONS.

        A. SUPER-MAJORITY VOTING REQUIREMENT. Except as set forth in Section B of this Article 11, in addition to any affirmative vote of stockholders required by law or these Articles, any direct or indirect purchase or other acquisition by the Corporation of any Equity Security (as hereinafter defined) of any class from any Interested Person (as defined in this Article 11) shall require the affirmative vote of the holders of at least 80% of the Voting Stock of the Corporation that is not beneficially owned (for purposes of this Article 11 beneficial ownership shall be determined in accordance with Section D.2(b) of Article 5 hereof) by such Interested Person, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of these Articles (including those applicable to any class or series of capital stock) or in any agreement with any national securities exchange or quotation system, or otherwise. Certain defined terms used in this Article 11 are as set forth in Section C below.

        B. EXCEPTIONS. The provisions of Section A of this Article 11 shall not be applicable with respect to:

                1. any purchase or other acquisition of securities made as part of a tender or exchange offer by the Corporation or a Subsidiary (which term, as used in this Article 11, is as defined in the first clause of Section
C.6 of Article 9 hereof) of the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provision replacing such Act, rules or regulations);

                2. any purchase or acquisition made pursuant to an open market purchase program approved by a majority of the Board of Directors, including a majority of the Disinterested Directors (which term, as used in this Article 11, is as defined in Article 9 hereof); or

                3. any purchase or acquisition which is approved by a majority of the Board of Directors, including a majority of the Disinterested Directors, and which is made at no more than the Market Price (as hereinafter defined), on the date that the understanding between the Corporation and the Interested Person is reached with respect to such purchase (whether or not such purchase is made or a written agreement relating to such purchase is executed on such date), of shares of the class of Equity Security to be purchased.

        C.      CERTAIN DEFINITIONS. For the purposes of this Article 11:

                1. The term Interested Person shall mean any Person (other than the Corporation, Subsidiaries of the Corporation, pension, profit sharing, employee stock ownership or other employee benefit plans of the Corporation or its Subsidiaries, entities organized or established by the Corporation or any of its Subsidiaries pursuant to the terms of such plans and trustees and fiduciaries with respect to any such plan acting in such capacity) that is the direct or indirect beneficial owner of 5% or more of the Voting Stock of the Corporation, and any Affiliate or Associate of any such Person. For purposes of this Article 11, the terms "Affiliate" and "Associate" shall have the definitions given them in Article 9 hereof.

                2. The Market Price of shares of a class of Equity Security on any day shall mean the highest sale price of shares of such class of Equity Security on such day, or, if that day is not a trading day, on the trading day immediately preceding such day, on the national securities exchange or the Nasdaq System or any other system then in use on which such class of Equity Security is traded.

                3. The term Equity Security shall mean any security described in Section 3(a)(11) of the Securities Exchange Act of 1934, as may be amended, which is traded on a national securities exchange or the Nasdaq System or any other system then in use.

                4. For purposes of this Article 11, all references to the term Interested Stockholder in the definition of Disinterested Director shall be deemed to refer to the term Interested Person.

        ARTICLE 12. INDEMNIFICATION, ETC. OF DIRECTORS AND OFFICERS.

        A. INDEMNIFICATION. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

        B. PROCEDURE. If a claim under Section A of this Article 12 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
Article 12 or otherwise shall be on the Corporation.

        C. NON-EXCLUSIVITY. The rights to indemnification and to the advancement of expenses conferred in this Article 12 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, these Articles, the Corporation's Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

        D. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

        E. MISCELLANEOUS. The Corporation shall not be liable for any payment under this Article 12 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 12 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

        Any repeal or modification of this Article 12 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 12 is in force.

        ARTICLE 13. LIMITATION OF LIABILITY. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the Personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

        Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

        ARTICLE 14. AMENDMENT OF THE ARTICLES OF INCORPORATION. The Corporation reserves the right to amend or repeal any provision contained in these Articles in the manner prescribed by the MGCL, including any amendment altering the terms or contract rights, as expressly set forth in these Articles, of any of the Corporation's outstanding stock by classification, reclassification or otherwise, and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of these Articles or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by these Articles, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5), voting together as a single class, shall be required to amend or repeal this Article 14, Section C, D or E of Article 5, Article 7, Article 8, Article 9, Article 11, Article 12 or Article 13.

        ARTICLE 15. NAME AND ADDRESS OF INCORPORATOR. The name and mailing address of the sole incorporator are as follows:

                            Robert B. Pomerenk, Esq.
                       5335 Wisconsin Ave., N.W. Suite 400
                             Washington, D.C. 20015


        I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Maryland, do make, file and record this Charter, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand this 7th day of December, 2004.


                                        /s/ Robert B. Pomerenk
                                        --------------------------------
                                        Robert B. Pomerenk, Incorporator

                                    EXHIBIT E

                          BYLAWS OF THE HOLDING COMPANY

                                     BYLAWS
                                       OF
                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

                                    ARTICLE I
                                  STOCKHOLDERS

SECTION 1.      ANNUAL MEETING.

        The Corporation shall hold an annual meeting of its stockholders to elect directors and to transact any other business within its powers during the month of May, at such place, on such date, and at such time as the Board of Directors shall fix. Except as provided otherwise by the Corporation's Articles of Incorporation ("Articles") or by law, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate act.

SECTION 2.      SPECIAL MEETINGS.

        Special meetings of stockholders of the Corporation may be called by the President or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the "Whole Board"). Special meetings of the stockholders shall be called by the Secretary at the request of stockholders only on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting. Such written request shall state the purpose or purposes of the meeting and the matters proposed to be acted upon at the meeting, and shall be delivered at the principal office of the Corporation addressed to the President or the Secretary. The Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. The Board of Directors shall have the sole power to fix (1) the record date for determining stockholders entitled to request a special meeting of stockholders and the record date for determining stockholders entitled to notice of and to vote at the special meeting and (2) the date, time and place of the special meeting and the means of remote communication, if any, by which stockholders and proxy holders may be considered present in person and may vote at the special meeting.

SECTION 3.      NOTICE OF MEETINGS; ADJOURNMENT.

        Not less than ten nor more than 90 days before each stockholders' meeting, the Secretary shall give notice in writing or by electronic transmission of the meeting to each stockholder entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at the meeting, and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder's usual place of business, mailed to the

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stockholder at his or her address as it appears on the records of the
Corporation, or transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. If the Corporation has received a request from a stockholder that notice not be sent by electronic transmission, the Corporation may not provide notice to the stockholder by electronic transmission. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if such person, before or after the meeting, delivers a written waiver or waiver by electronic transmission which is filed with the records of the stockholders' meetings, or is present at the meeting in person or by proxy.

        A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

        As used in these Bylaws, the term "electronic transmission" shall have the meaning given to such term by Section 1-101(k-1) of the Maryland General Corporation Law (the "MGCL") or any successor provision.

SECTION 4.      QUORUM.

        At any meeting of the stockholders, the holders of at least a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy (after giving effect for the provisions of Article 5.D of the Articles), shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Unless the Articles of the Corporation provide otherwise, where a separate vote by a class or classes is required, a majority of the shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

        If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock who are present at the meeting, in person or by proxy, may, in accordance with Section 3 of this
Article I, adjourn the meeting to another place, date or time.

SECTION 5.      ORGANIZATION AND CONDUCT OF BUSINESS.

        Such person as the Board of Directors may have designated or, in the absence of such a person, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote at the meeting who are present, in person or by proxy (after giving effect to the provisions of Article 5.D. of the Articles), shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.


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SECTION 6.      ADVANCE NOTICE PROVISIONS FOR BUSINESS TO BE TRANSACTED AT
                ANNUAL MEETINGS AND ELECTIONS OF DIRECTORS.

        (a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) as specified in the Corporation's notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who (1) is a stockholder of record on the date of giving the notice provided for in this Section 6(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (2) complies with the notice procedures set forth in this Section 6(a). For business to be properly brought before an annual meeting by a stockholder pursuant to clause
(iii) of the immediately preceding sentence, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for action by stockholders.

        To be timely, a stockholder's notice must be delivered or mailed to and received by the Secretary at the principal executive office of the Corporation by not later than the close of business on the 90th day prior to the anniversary date of the date of the proxy statement relating to the preceding year's annual meeting and not earlier than the close of business on the 120th day prior to the anniversary date of the date of the proxy statement relating to the preceding year's annual meeting; provided, however, that in the event the annual meeting is the first annual meeting of stockholders of the Corporation, notice by the stockholder to be timely must be so received by not later than the close of business on the 90th day prior to the first anniversary of the date of the last annual meeting of stockholders of Alpena Bancshares, Inc., a federal corporation, and not earlier than the close of business on the 120th day prior to the first anniversary of the date of the last annual meeting of stockholders of Alpena Bancshares, Inc., a federal corporation; provided, further, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the anniversary date of the preceding year's annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (A) the 90th day prior to the date of such annual meeting or (B) the tenth day following the first to occur of (i) the day on which notice of the date of the annual meeting was mailed or otherwise transmitted or (ii) the day on which public announcement of the date of the annual meeting was first made by the Corporation. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice hereunder.

        A stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on the Corporation's books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder


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intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

        Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(a). The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(a) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

        At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation's notice of the meeting.

        (b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (1) is a stockholder of record on the date of giving the notice provided for in this Section 6(b) and on the record date for the determination of stockholders entitled to vote at such meeting, and (2) complies with the notice procedures set forth in this Section 6(b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received by the Secretary at the principal executive office of the Corporation by not later than the close of business on the 90th day prior to the anniversary date of the date of the proxy statement relating to the preceding year's annual meeting and not earlier than the close of business on the 120th day prior to the anniversary date of the date of the proxy statement relating to the preceding year's annual meeting; provided, however, that in the event the annual meeting is the first annual meeting of stockholders of the Corporation, notice by the stockholder to be timely must be so received by not later than the close of business on the 90th day prior to the first anniversary of the date of the last annual meeting of stockholders of Alpena Bancshares, Inc., a federal corporation, and not earlier than the close of business on the 120th day prior to the first anniversary of the date of the last annual meeting of stockholders of Alpena Bancshares, Inc., a federal corporation; provided, further, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the anniversary date of the preceding year's annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (A) the 90th day prior to the date of such annual meeting or (B) the tenth day following the first to occur of (i) the day on which notice of the date of the annual meeting was mailed or otherwise transmitted or (ii) the day on which public announcement of the date of the annual meeting was first made by the Corporation. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice hereunder.

        A stockholder's notice must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of


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directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on the Corporation's books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this
Section 6(b). The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

        (c) For purposes of subsections (a) and (b) of this Section 6, the term "public announcement" shall mean disclosure (i) in a press release reported by a nationally recognized news service, (ii) in a document publicly filed or furnished by the Corporation with the U.S. Securities and Exchange Commission or
(iii) on a website maintained by the Corporation.

SECTION 7.      PROXIES AND VOTING.

        Unless the Articles of the Corporation provide for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders; however, a share is not entitled to be voted if any installment payable on it is overdue and unpaid. In all elections for directors, directors shall be determined by a plurality of the votes cast, and except as otherwise required by law or as provided in the Articles of the Corporation, all other matters voted on by stockholders shall be determined by a majority of the votes cast on the matter.

        A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization for the person to act as the proxy to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is


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revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for as long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

SECTION 8.      CONSENT OF STOCKHOLDERS IN LIEU OF MEETING.

        Except as provided in the following sentence, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and is filed in paper or electronic format with the records of stockholder meetings. Unless the Articles of the Corporation require otherwise, the holders of any class of the Corporation's stock other than common stock, entitled to vote generally in the election of directors, may take action or consent to any action by delivering a consent in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of the stockholders if the Corporation gives notice of the action so taken to each stockholder not later than ten days after the effective time of the action.

SECTION 9.      CONDUCT OF VOTING

        The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, to act at the meeting or any adjournment thereof and make a written report thereof, in accordance with applicable law. At all meetings of stockholders, the proxies and ballots shall be received, and all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided or determined by the inspector of elections. All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy or the chairman of the meeting, a written vote shall be taken. Every written vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting. No candidate for election as a director at a meeting shall serve as an inspector at such meeting.

SECTION 10.     CONTROL SHARE ACQUISITION ACT.

        Notwithstanding any other provision of the Articles of the Corporation or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This Section 10 may be repealed, in whole or in part, at any time, whether before or after an acquisition of Control Shares (as defined in Section 3-701(d) of the MGCL, or any successor provision) and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent Control Share Acquisition (as defined in Section 3-701(d) of the MGCL, or any successor provision).


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                                   ARTICLE II
                               BOARD OF DIRECTORS

SECTION 1.      GENERAL POWERS, NUMBER AND TERM OF OFFICE.

        The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall, by virtue of the Corporation's election made hereby to be governed by
Section 3-804(b) of the MGCL, be fixed from time to time exclusively by vote of the Board of Directors; provided, however, that such number shall never be less than the minimum number of directors required by the MGCL now or hereafter in force. The Board of Directors shall annually elect a Chairman of the Board and a President from among its members and shall designate, when present, either the Chairman of the Board or the President to preside at its meetings.

        The directors, other than those who may be elected by the holders of any series of preferred stock, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election or for such shorter period of time as the Board of Directors may determine, with each director to hold office until his or her successor shall have been duly elected and qualified.

SECTION 2.      VACANCIES AND NEWLY CREATED DIRECTORSHIPS.

        By virtue of the Corporation's election made hereby to be subject to
Section 3-804(c) of the MGCL, any vacancies in the Board of Directors resulting from an increase in the size of the Board of Directors or the death, resignation or removal of a director may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 3.      REGULAR MEETINGS.

        Regular meetings of the Board of Directors shall be held at such place or places or by means of remote communication, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required. Any regular meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.


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SECTION 4.      SPECIAL MEETINGS.

        Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office (rounded up to the nearest whole number) or by the President and shall be held at such place or by means of remote communication, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director who has not waived notice by mailing and post-marking written notice not less than five days before the meeting, or by facsimile or other electronic transmission of the same not less than 24 hours before the meeting. Any director may waive notice of any special meeting, either before or after such meeting, by delivering a written waiver or a waiver by electronic transmission that is filed with the records of the meeting. Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting, except where the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any special meeting of the Board of Directors need be specified in the notice of such meeting. Any special meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

SECTION 5.      QUORUM.

        At any meeting of the Board of Directors, a majority of the authorized number of directors then constituting the Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

SECTION 6.      PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.

        Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at such meeting.

SECTION 7.      CONDUCT OF BUSINESS.

        At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in these Bylaws, the Corporation's Articles or required by law. Action may be taken by the Board of Directors without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the Board of Directors and filed in paper or electronic form with the minutes of proceedings of the Board of Directors.

SECTION 8.      POWERS.

        All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the stockholders by law or by the Corporation's Articles or these Bylaws. Consistent with the foregoing, the Board of Directors shall have, among other powers, the unqualified power:


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        (i)     To declare dividends from time to time in accordance with law;

        (ii) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

        (iii) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

        (iv) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

        (v) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

        (vi) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

        (vii) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

        (viii) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

SECTION 9.      COMPENSATION OF DIRECTORS.

        Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

SECTION 10.     RESIGNATION.

        Any director may resign at any time by giving written notice of such resignation to the President or the Secretary at the principal office of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

SECTION 11.     PRESUMPTION OF ASSENT.

        A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to such action unless such director announces his dissent at the meeting and (a) such director's dissent is entered in the minutes of the meeting, (b) such director files his written dissent to such action with the secretary of the meeting before the adjournment thereof, or (c) such director forwards his written dissent within 24 hours after the meeting is adjourned, by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, to the secretary of the


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meeting or the Secretary of the Corporation. Such right to dissent shall not apply to a director who voted in favor of such action or failed to make his dissent known at the meeting.

SECTION 12.     QUALIFICATIONS.

        Any person appointed or elected to the Board of Directors shall reside, or work, in a county in which First Federal of Northern Michigan (the banking subsidiary of the Corporation) maintains an office (at the time of appointment/election) or in a county contiguous to a county in which First Federal of Northern Michigan maintains an office.

SECTION 13.     ATTENDANCE AT BOARD MEETINGS.

        The Board of Directors shall have the right to remove any director from the board upon a director's unexcused absence of three consecutive regularly scheduled meetings of the board of directors.

                                   ARTICLE III
                                   COMMITTEES

SECTION 1.      COMMITTEES OF THE BOARD OF DIRECTORS.

        The Board of Directors may appoint from among its members an Executive Committee and other committees composed of one or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to authorize dividends on stock (except as provided in Section 2-309(c) of the MGCL), issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend these Bylaws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors under Sections 2-203 and 2-208 of the MGCL. Any committee so designated may exercise the power and authority of the Board of Directors if the resolution which designated the committee or a supplemental resolution of the Board of Directors shall so provide.

SECTION 2.      CONDUCT OF BUSINESS.

        Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the committee and filed in paper or electronic form


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with the minutes of the proceedings of such committee. The members of any committee may conduct any meeting thereof by conference telephone or other communications equipment in accordance with the provisions of Section 6 of
Article II.

SECTION 3.      NOMINATING COMMITTEE.

        The Board of Directors may appoint a Nominating Committee of the Board, consisting of at least three members. The Nominating Committee shall have authority (i) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to Section 6(b) of Article I of these Bylaws in order to determine compliance with such Bylaw and (ii) to recommend to the Whole Board nominees for election to the Board of Directors to replace those directors whose terms expire at the annual meeting of stockholders next ensuing.

                                   ARTICLE IV
                                    OFFICERS

SECTION 1.      GENERALLY.

        (a) The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a Chairman of the Board, President, one or more Vice Presidents, a Secretary and a Treasurer and from time to time may choose such other officers as it may deem proper. Any number of offices may be held by the same person, except that no person may concurrently serve as both President and Vice President of the Corporation.

        (b) The term of office of all officers shall be until the next annual election of officers and until their respective successors are chosen, but any officer may be removed from office at any time by the affirmative vote of a majority of the authorized number of directors then constituting the Board of Directors.

        (c) All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

SECTION 2.      CHAIRMAN OF THE BOARD OF DIRECTORS.

        The Chairman of the Board of Directors of the Corporation shall act in a general executive capacity and, subject to the direction of the Board of Directors, shall have general responsibility for the supervision of the policies and affairs of the Corporation and the effective administration of the Corporation's business.

SECTION 3.      PRESIDENT.

        The President shall be the chief executive officer and, subject to the control of the Board of Directors, shall have general power over the management and oversight of the administration and operation of the Corporation's business and general supervisory power and authority over its


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

policies and affairs. The President shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

SECTION 4.      VICE PRESIDENT.

        The Vice President or Vice Presidents, if any, shall perform the duties of the President in the President's absence or during his or her disability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them from time to time by the Board of Directors, the Chairman of the Board or the President.

SECTION 5.      SECRETARY.

        The Secretary or an Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairman of the Board or the President.

SECTION 6.      TREASURER.

        The Treasurer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation which has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account. The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer with such banks or trust companies or other entities as the Board of Directors from time to time shall designate. The Treasurer shall sign or countersign such instruments as require his or her signature, shall perform all such duties and have all such powers as are usually incident to such office and/or such other duties and powers as are properly assigned to him or her by the Board of Directors, the Chairman of the Board or the President, and may be required to give bond for the faithful performance of his or her duties in such sum and with such surety as may be required by the Board of Directors.

SECTION 7.      ASSISTANT SECRETARIES AND OTHER OFFICERS.

        The Board of Directors may appoint one or more assistant secretaries and one or more assistants to the Treasurer, or one appointee to both such positions, which officers shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Board of Directors, the Chairman of the Board or the President.

SECTION 8.      ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS.

        Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice-President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.


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

                                    ARTICLE V
                                      STOCK

SECTION 1.      CERTIFICATES OF STOCK.

        The Board of Directors may determine to issue certificated or uncertificated shares of capital stock and other securities of the Corporation. For certificated stock, each stockholder is entitled to certificates which represent and certify the shares of stock he or she holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall also include on its face or back (a) a statement of any restrictions on transferability and a statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of preferred stock which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of preferred stock or (b) a statement which provides in substance that the Corporation will furnish a full statement of such information to any stockholder on request and without charge. Such request may be made to the Secretary or to the Corporation's transfer agent. Upon the issuance of uncertificated shares of capital stock, the Corporation shall send the stockholder a written statement of the same information required above on stock certificates. Each stock certificate shall be in such form, not inconsistent with law or with the Corporation's Articles, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A certificate may not be issued until the stock represented by it is fully paid.

SECTION 2.      TRANSFERS OF STOCK.

        Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

SECTION 3.      RECORD DATES OR CLOSING OF TRANSFER BOOKS.

        The Board of Directors may, and shall have the power to, set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 3


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

of Article I, more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting. Any shares of the Corporation's own stock acquired by the Corporation between the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders and the time of the meeting may be voted at the meeting by the holder of record as of the record date and shall be counted in determining the total number of outstanding shares entitled to be voted at the meeting.

SECTION 4.      LOST, STOLEN OR DESTROYED CERTIFICATES.

        The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may require the owner of the certificate to give a bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate without the order of a court having jurisdiction over the matter.

SECTION 5.      STOCK LEDGER.

        The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock or, if none, at the principal executive office of the Corporation.

SECTION 6.      REGULATIONS.

        The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                                   ARTICLE VI
                                  MISCELLANEOUS

SECTION 1.      FACSIMILE SIGNATURES.

        In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

SECTION 2.      CORPORATE SEAL.

        The Board of Directors may provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its


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

corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "(seal)" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

SECTION 3.      BOOKS AND RECORDS.

        The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Corporation.

SECTION 4.      RELIANCE UPON BOOKS, REPORTS AND RECORDS.

        Each director, each member of any committee designated by the Board of Directors, and each officer and agent of the Corporation shall, in the performance of his or her duties, in addition to any protections conferred upon him or her by law, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member, officer or agent reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

SECTION 5.      FISCAL YEAR.

        The fiscal year of the Corporation shall be as fixed by the Board of Directors.

SECTION 6.      TIME PERIODS.

        In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

SECTION 7.      CHECKS, DRAFTS, ETC.

        All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President, a Vice-President, an Assistant Vice-President, the Treasurer or an Assistant Treasurer.

SECTION 8.      MAIL.

        Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mail, postage prepaid.


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

SECTION 9.      CONTRACTS AND AGREEMENTS.

        To the extent permitted by applicable law, and except as otherwise prescribed by the Articles or these Bylaws, the Board of Directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

                                  ARTICLE VIII
                                   AMENDMENTS

        These Bylaws may be adopted, amended or repealed as provided in the Articles of the Corporation.


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